LEASE AGREEMENT

(Woburn, Massachusetts)

           THIS LEASE AGREEMENT (this “Lease”) is made as of the 7th day of December, 1999 (the “Effective Date”), by and between TREC, LLC, a Massachusetts limited liability company (hereinafter called “Landlord”), and NATIONSRENT USA, INC., a Delaware corporation, and/or its assigns (hereinafter called “Tenant”).

WITNESSETH:

           Landlord, for and in consideration of the rentals herein promised to be paid by Tenant and the covenants, conditions and agreements herein contained to be kept and performed by Tenant, does hereby let and rent to Tenant, and Tenant does hereby take and lease as Tenant of Landlord, the premises hereinafter described for the term, at the rental and upon the terms and conditions hereinafter set forth:

SECTION 1
PARTIES

           1.1 Landlord. Landlord warrants that it is the lessee of the Premises (as defined below), that it has good and indefeasible leasehold title to the Premises under the Prime Lease (as defined below), that it has obtained or shall obtain pursuant to Section 14.1 of this Lease, the consent of the Prime Landlord (as defined below) to entering into this Lease and to the subleasing of the Premises pursuant hereto, that it has full right and power to execute and deliver this Lease without the consent or agreement of any other person other than the Prime Landlord, and that those persons executing this Lease on behalf of Landlord have the right and power to execute and deliver this Lease. The term “Prime Lease” shall mean that certain Lease Agreement between Landlord and 195 New Boston Street, LLC, a Massachusetts limited liability company (“Prime Landlord”), with respect to the Premises, dated August 12, 1999. Landlord warrants and represents to Tenant that Landlord has provided Tenant with a true and complete copy of the Prime Lease, a copy of which is attached hereto and made a part hereof as Exhibit “I”.

           1.2 Tenant. Tenant warrants that Tenant has full right and power to execute and deliver this Lease without the consent or agreement of any other person, and that those persons executing this Lease on behalf of Tenant have the authority and power to execute this Lease on Tenant’s behalf and deliver this Lease to Landlord.

SECTION 2
PREMISES

           2.1 Description. The premises herein leased (hereinafter called the “Premises”) are legally described in Exhibit “A” attached hereto and made a part hereof. The Premises also include the building(s) and improvements located upon the land area described in Exhibit “A” and all rights appurtenant thereto. The Premises are located at 195 New Boston Street, Woburn, Massachusetts 01888.

           2.2 Quiet Enjoyment. Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the term of this Lease so long as Tenant complies with the provisions hereof.

           2.3 Certain Definitions. Certain terms used in this Section with an initial capital letter are defined as follows:

                      (a) The term "Delivery Date" shall mean the date that (i) exclusive possession of the Premises is delivered to Tenant with all of landlord's work as defined in Section 2.4 herein and as set forth on Exhibit "B" hereof completed ("Landlord's Work"); and (ii) Landlord has obtained and delivered to Tenant a duly executed "Non-Disturbance Agreement" (as hereinafter defined) from all lenders having a lien or security interest on the Premises as required under Section 11.15 hereof.

                      (b) The term "Estimated Delivery Date" shall mean June 1, 2000.

                      (c) The term "Outside Delivery Date" shall mean one (1) year after the Effective Date.

           2.4 Landlord’s Work. Landlord shall construct, improve, subdivide or finish out the Premises in accordance with Exhibit “B”, attached hereto. Landlord, at Landlord’s sole cost and expense, has caused to be prepared and delivered to Tenant for Tenant’s approval two (2) sets of plans and specifications (“Plans”) for Landlord’s Work. Tenant’s approval shall be evidenced by Tenant causing one (1) set of such Plans to be initialed on its behalf and returned to Landlord (“Approved Plans”).

           2.5 Delivery Date. Landlord estimates that the Delivery Date will occur on or before the Estimated Delivery Date. Landlord agrees to use diligent efforts to deliver possession of the Premises to Tenant, with Landlord’s Work completed, by the Estimated Delivery Date; and Landlord agrees to apprise Tenant of any delays respecting the Delivery Date. If the Delivery Date has not occurred by the Outside Delivery Date, subject to a Force Majeure Event, such failure shall be an Event of Default under Section 10.4 of this Lease entitling Tenant to exercise any of its rights and remedies thereunder and, in addition, Tenant shall have the right and option (in addition to all other remedies available at law, in equity or hereunder) to terminate this Lease any time thereafter upon written notice thereof given to Landlord prior to the Delivery Date actually occurring.

           2.6 Commencement of Construction. If Landlord shall not have (i) obtained all governmental permits and approvals required for Landlord’s Work and (ii) commenced the construction and/or renovation of the Premises in accordance with the Approved Plans within thirty (30) days of the Effective Date, then, at any time thereafter, but prior to Landlord having obtained such permits and approvals and commenced such work, Tenant shall have the right, in addition to all other remedies, to terminate this Lease by giving Landlord written notice thereof.

           2.7 Force Majeure. If the performance by Landlord of any of its obligations in this Article 2 is delayed by reason of the act or neglect of Tenant or act of God, riot, insurrection, war, catastrophe or act of the public enemy (collectively “Force Majeure Events”), then the period for commencement or completion thereof shall be extended for a period equal to such delay, provided that Landlord has given Tenant written notice of the occurrence of the Force Majeure Event within a reasonable time after the occurrence of such event and the notice specifies the amount of the anticipated delay.

           2.8 Punch List. Tenant’s occupancy of the Premises shall not constitute acceptance thereof, but, as soon as practicable thereafter after the Delivery Date, Tenant shall provide Landlord with a list of items still to be completed by Landlord (the “Punch List”). Landlord shall, with reasonable diligence, commence to complete or correct the Punch List items, which shall be completed within a reasonable time thereafter not to exceed thirty (30) days. Nothing herein shall be deemed to diminish Landlord’s obligation to make any repairs (including, without limitation, remedying any latent defects in Landlord’s Work) as required by Section 5.4 hereof.

SECTION 3
TERM; OPTION TO EXTEND

           3.1 Lease Commencement Date. The term of this Lease (the “Term”) shall commence as of the Effective Date (the “Lease Commencement Date”), and shall terminate on the date which is the last day of the month preceding the fifteenth (15th) anniversary date of the Lease Commencement Date unless extended by Tenant in accordance with any extension option contained in this Lease or any rider thereto or unless terminated at an earlier date in accordance with the provisions of this Lease. Landlord shall give Tenant possession of the Premises on the Lease Commencement Date.

           3.2 Extension Terms. Tenant shall have the right to extend the Term of this Lease for two (2) additional terms of five (5) years each (the “Extension Terms” or individually an “Extension Term”) in its sole discretion upon delivering written notice to the Landlord of its intent to exercise this option to extend not less than ninety (90) days before the expiration date of the initial Term or of any previously exercised Extension Term of this Lease. If Tenant exercises any of the Extension Terms in the manner provided for in this paragraph then the Lease shall terminate five (5) years after the initial expiration period or the end of the previously exercised Extension Term unless a subsequent Extension Term is exercised, and all provisions of this Lease shall be applicable to the Extension Terms. As used herein, the reference to “Term” shall include the Lease Term and as extended by all Extension Terms.

           3.3 Prorations. If any payments, rights or obligations hereunder (whether relating to payment of rent, taxes, insurance, other impositions, or to any other provision of this Lease) relate to a period in part before the Lease Commencement Date or in part after the date of expiration or termination of the term, appropriate adjustments and prorations shall be made.

           3.4 Surrender at End of Term. Upon the last day of the lease Term or upon the earlier termination of this Lease pursuant to the provisions hereof and irrespective of when and how such termination occurs, Tenant shall surrender and deliver to Landlord the Premises, all buildings and improvements thereon, other than Tenant’s Property, without delay, broom clean and in good order, condition and repair, reasonable wear and tear and damage due to insured casualty excepted, whereupon Tenant shall have no further right, title or interest in and to said Premises, subject to the other terms of this Lease. Any trade fixtures, business equipment, inventory, trademarked items, signs and other removable personal property located or installed in or on the Premises (“Tenant’s Property”) shall be removed by Tenant on or before the last day of the lease Term or upon the earlier termination of this Lease pursuant to the provisions hereof, and Tenant shall repair any damage occasioned by the removal of Tenant’s Property. Landlord may remove and dispose of any of Tenant’s Property remaining at the Premises after the expiration or termination of this Lease at Tenant’s expense.

SECTION 4
RENT

           4.1 Rent. Commencing on the Lease Commencement Date, Tenant covenants and agrees to pay to Landlord in lawful money of the United States of America, during each lease year, an annual rental pursuant to the following schedule (the “Rent”), which amounts are equal to the rent due under the Prime Lease:

            YEAR 1     $15,500.00 monthly       $186,000.00 annually
            YEAR 2     $16,145.83 monthly       $193,750.00 annually
            YEAR 3     $16,791.67 monthly       $201,500.00 annually
            YEAR 4     $17,437.50 monthly       $209,250.00 annually
            YEAR 5     $18,083.33 monthly       $217,000.00 annually

The Rent shall be payable in equal monthly installments, in advance on or before the first day of each and every calendar month of the Term of this Lease. The Rent shall be paid in addition to and over and above all other payments to be made by Tenant herein. The first lease year shall be a full year commencing on the Lease Commencement Date and each following lease year shall be an annual period commencing on the anniversary date of the Lease Commencement Date. Appropriate proration shall be made if the Lease Commencement Date is not on the first day of a calendar month, or if the date of termination of the lease is not on the last day of a calendar month.

During each Extension Term, the Rent for the Premises shall be the “Fair Market Rent” determined as hereinafter provided. Within fifteen (15) days after receipt of Tenant’s notice of exercise of its option to extend the Term of this Lease, Landlord shall give Tenant written notice of the Fair Market Rent proposed by Landlord for the Renewal Term. Within fifteen (15) days of Landlord’s notice of the proposed Fair Market Rent, the Tenant may, by written notice to the Landlord, (i) accept the proposed Fair Market Rent, (ii) revoke its election to renew the applicable term, or (iii) reject the proposed Fair Market Rent and elect that Fair Market Rent be determined in accordance with the procedures set forth herein. Within five (5) days after Tenant gives notice of its election under subsection (iii) above, each party, at its sole cost and by giving notice to the other party, shall appoint a fully licensed and certified real estate appraiser with at least five (5) years commercial appraisal experience in Massachusetts to appraise and establish the Fair Market Rent for the Premises. Fair Market Rent shall be based upon rent for comparable buildings for comparable uses in the Greater Woburn area for a similar term taking into consideration factors such as the building age, size, amenities and location. If a party does not appoint an appraiser within five (5) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Fair Market Rent for the Premises for the Extension Term. If the two appraisers are appointed by the parties as stated in this paragraph, they shall each submit within fifteen (15) days of the appointment of the second appraiser, a written appraisal stating the Fair Market Rent for the Premises. If the lower of the two appraisals is less than ten percent (10%) lower than the higher appraisal, the average of the two appraisals will be deemed the Fair Market Rent for the Premises. If the lower appraisal is more than ten percent (10%) lower than the higher appraisal, then the two appraisers shall within five (5) days select a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one half of the cost of paying for the third appraiser’s fee. Within fifteen (15) days after the selection of the third appraiser, a majority of the appraisers shall set the Fair Market Rent for the Premises. If a majority of the appraisers are unable to set the Fair Market Rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three. The resulting quotient shall be the Fair Market Rent for the Premises, unless the low appraisal and/or the high appraisal is/are more than 10% lower and/or higher than the middle appraisal, in which case the lower appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two. The resulting quotient shall be the Fair Market Rent for the Premises. In no event shall the Fair Market Rent during the Extension Term be lower than the Fair Market Rent for the last year of the Term or prior Extension Term, as the case may be.

Notwithstanding the foregoing provisions for the payment of Rent, which provisions correspond to the rent provisions in the Prime Lease, it is anticipated that Landlord will close on the acquisition of the Premises on August 13, 2001 or shortly thereafter (the “Closing”). Effective upon the occurrence of the Closing, this Lease shall no longer be a sublease but shall continue as a direct Lease between Landlord, as owner of the Premises, and Tenant upon all of the terms and conditions set forth herein. Concurrent with the Closing, Landlord shall reimburse Tenant in full for all amounts advanced by Tenant toward the cost of completing Landlord’s Work, which amounts are estimated to total approximately $1,600,000.00 (the “Reimbursement Amount”). Accordingly, upon the latter to occur of: (i) the Closing; and (ii) the payment of the Reimbursement Amount (hereinafter referred to as the “Recalculation Date”), the Rent previously referenced in this Lease shall be deleted and, in lieu thereof, the Rent shall be calculated by taking the actual costs incurred by Landlord to purchase the Premises (i.e.- the cost of the building and the land, which amount Landlord estimates to be approximately $1,810,000.00 plus reasonable closing costs) and adding thereto the Reimbursement Amount and taking this sum and multiplying it by the Cap Rate (as hereinafter defined) to arrive at the per annum rent figure for the remaining Lease Term. Landlord shall provide to Tenant a copy of the closing statement for the purchase of the Premises and such other reasonable documentation requested by Tenant. The Cap Rate shall be 11.5% per annum for the remaining Lease Term if Landlord obtains financing at a fixed rate of interest. If Landlord’s financing provides for an adjustable interest rate (the “Mortgage Rate”), then the Cap Rate for the first five (5) years after the Recalculation Date shall be 11.5% per annum. Thereafter, if Landlord’s existing mortgagee increases the Mortgage Rate, then Tenant’s Cap Rate shall also increase by the same percentage point increase but Tenant’s Cap Rate shall not increase by more than two (2) percentage points once every five (5) year period (“ceiling”). By way of example, if Landlord’s Mortgage Rate as of the Recalculation Date is 8.5% per annum and, after a five (5) year period, Landlord’s mortgagee increases Landlord’s Mortgage Rate by one (1) percent to 9.5% per annum, then Tenant’s Cap Rate shall be adjusted to 12.5% per annum (i.e.-one (1) percentage point). Should Landlord’s Mortgage Rate decrease, then Tenant’s Cap Rate shall also decrease by the same percentage point decrease, but in no event shall Tenant’s Cap Rate decrease to a rate less than 11.5% per annum (“floor”). Prior to any adjustment in the Cap Rate, Landlord shall provide Tenant with reasonable documentation showing the adjustment in the Mortgage Rate, the recalculation of the Cap Rate and the recalculation of the Rent for the next five (5) year period. The increase or decrease in the Rent, as the case may be, shall be retroactive to the date the Mortgage Rate was adjusted (provided that the Cap Rate shall only be adjusted once every five (5) years throughout the Lease Term and all extensions thereof and subject to the ceiling and floor on the Cap Rate as described herein). If, subsequent to the Closing, Landlord refinances its mortgage on the Premises with a bona fide third party lender, then the provisions of this paragraph shall continue to apply including the limitation on adjustment of the Cap Rate once every five (5) years during the Term and subject to the ceiling and the floor as provided herein. Payment of the recalculated Rent shall be retroactive to the Recalculation Date and the appropriate proration shall be made if the Recalculation Date is not the first day of a calendar month. The parties shall execute, acknowledge and deliver to each other the written statement attached hereto as Exhibit “C” specifying the Recalculation Date and the recalculated Rent payable by Tenant hereunder. Further, upon request of either party, the parties shall re-execute the written statement after any adjustment in the Rent hereunder. In the event the Closing does not occur or in the event the Closing does occur but Landlord fails to pay Tenant the Reimbursement Amount, then the Rent shall not be calculated pursuant to the foregoing formula in the first paragraph of this Section 4.1.

           4.2 Taxes.

                      (a) Tenant shall be responsible for the payment of all real property taxes and assessments ("Real Estate Taxes") levied against the Premises by any governmental or quasi-governmental authority, which are due and payable during the Term hereof, except as set forth herein. Real Estate Taxes shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereinafter be levied on the Premises as a result of the use, ownership or operation of the Premises or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments. Any special assessments will be amortized over the maximum period allowed by law or applicable tax rules, whichever is longer, and Real Estate Taxes will include only the prorated and amortized amount, which becomes due during the Term hereof. Real Estate Taxes shall exclude any income, excess profits, single business, inheritance, succession, transfer, franchise, capital or other tax assessments upon Landlord or Landlord's interest in the Premises.

                      (b) Tenant shall remit all payments for Real Estate Taxes directly to the taxing or assessing authority unless Landlord has paid the Real Estate Taxes to avoid interest or penalties accruing thereon, in which event the Real Estate Taxes shall be immediately due and payable to Landlord. Upon receipt of all tax bills and assessment bills attributed to any calendar year during the Term hereof Landlord shall furnish Tenant with a copy of the tax bill or assessment bill upon receipt so as to allow Tenant to take advantage of the maximum payment discount available, if Tenant so desires. Tenant shall provide to Landlord written proof of payment of Real Estate Taxes at the time such payments are made.

                      (c) Tenant will have the right to contest, at its sole expense, the amount or validity, in whole or in part, of any tax that Tenant is required to pay, in whole or in part, by appropriate proceedings diligently conducted in good faith, only after paying such tax or posting such security that Landlord reasonably requires in order to protect the Premises against loss or forfeiture. Upon the conclusion of any such protest proceedings, Tenant will pay its share of the tax, as finally determined, in accordance with this Lease, the payment of which tax may have been deferred during the prosecution of the proceedings, together with any costs, fees, interest, penalties, or other related liabilities. Landlord will not be required to join in any contest or proceedings unless the provisions of any law or regulations then in effect require that the proceedings be brought by or in the name of Landlord. In that event, Landlord will join in the proceedings or permit them to be brought in its name; however, Landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any contest or proceedings, and Tenant will indemnify Landlord against and save Landlord harmless from any costs and expenses in this regard.

           4.3 Services and Utilities.

                      (a) Landlord shall not be liable to Tenant for any interruption of utility services to the Premises not caused by Landlord, its agents, employees or contractors; provided, however (i) Landlord shall be obligated to use its best efforts to obtain the resumption of such utility services as quickly as is reasonably possible (unless such interruption of service was caused by the negligence of Tenant, or anyone acting by, through or under Tenant), and (ii) if any utility service is interrupted as a result of acts or omissions of Landlord, its agents, employees or contractors, there shall be an abatement of Rent on a per diem basis during the period that such interruption continues. Tenant shall have the right, throughout the Lease Term, to install, replace, maintain and use such additional utility lines, conduits and facilities, and upon request by Tenant, Landlord agrees to grant to utility companies (public or private) providing said utility lines, facilities and/or service to the Premises, perpetual, non-exclusive rights and easements to install, replace, relocate, repair, operate and maintain lines, pipes, wires, conduits and other facilities (together with the right of ingress and egress and other rights appurtenant thereto), on, under, across and within the Premises as may from time to time be necessary or desirable to supply the Premises with adequate utility service.

                      (b) Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

SECTION 5
USE; COMPLIANCE WITH LAWS; MAINTENANCE AND REPAIRS

           5.1 Use of Premises. Tenant shall have the right to use the Premises for any lawful purpose. Tenant shall not commit waste on the Premises and shall not use the Premises for any unlawful or improper purpose or in violation of any certificate of occupancy or any ordinances or for any purpose which may constitute a nuisance, public or private, nor suffer any dangerous article to be brought on the Premises without permits if permits are required and unless safeguarded as required by law.

           5.2 Compliance with Laws. Tenant shall reasonably, promptly and effectively comply with all applicable and lawful statutes, regulations, rules, ordinances, orders and requirements of any public official or agency having jurisdiction in respect of the Premises and Tenant’s specific use thereof (herein referred to as governmental authorities). Landlord shall promptly give notice to Tenant of any written notice in respect of the Premises from governmental authorities. Tenant may, in good faith and at its sole expense, dispute the validity of any complaint or action taken pursuant to or under color of any of the foregoing, defend against the same, and in good faith diligently conduct any necessary proceedings to prevent and avoid any adverse consequence of the same. Tenant agrees that any such contest shall be prosecuted to a final conclusion as speedily as possible, and Tenant will hold Landlord completely harmless with respect to any actions taken by any governmental authorities with respect thereto.

           5.3 Maintenance and Repairs by Tenant. Except as otherwise provided in Section 5.4 below, throughout the Term of this lease Tenant shall, at Tenant’s sole cost and expense, keep the Premises and all improvements (if any) in good order, condition and repair and shall make or cause to be made all repairs to correct any damage thereto including without limitation the maintenance, repair and replacement of the plumbing system, the electrical system, the utility lines and connections to the Premises, the sprinkler mains, if any, and the heating, ventilation, and air conditioning system. Notwithstanding anything to the contrary set forth herein, in no event shall Tenant be responsible in any way for any of the following:

                      (a) Costs of repairs or other work occasioned by fire, windstorm or other insured casualty except as provided in Section 7 of the Lease.

                      (b) Costs of repairs or rebuilding necessitated by condemnation.

                      (c) Any costs, fines or penalties relating to environmental investigation or remediation on, in or under the Premises not resulting from the acts or omissions of Tenant, its agents and contractors.

           5.4 Maintenance, Repair and Replacement By Landlord. Landlord shall be responsible for at Landlord’s sole cost and expense for the maintenance, repair and replacement of any structural components including, without limitation, the roof, roof membrane, load bearing walls and floor slabs and masonry walls and foundations. Landlord shall do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to the Premises, except to the extent that the foregoing are solely a result of Tenant’s use of the Premises. Landlord shall, at Landlord’s sole cost and expense (and, notwithstanding any provision of this Lease to the contrary, not to be charged to Tenant under this Lease), remedy any latent defects relating to the Premises, including, without limitation, defects arising out of or relating to Landlord’s Work. Landlord hereby assigns to Tenant (to the extent assignable) all warranties, if any, received by Landlord from contractors, subcontractors, suppliers, manufacturers, and for material for construction of that portion of the Premises which is the Landlord’s Work but which will be Tenant’s maintenance responsibility; alternatively, Landlord shall allow Tenant to enforce such warranties, if any, in Landlord’s name at no cost of liability to Landlord. Landlord shall do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to the Premises, except to the extent that the foregoing are solely a result of Tenant’s particular use of the Premises.

           5.5 Access; Inspection by Landlord. Landlord and its agents shall have the right at all reasonable times during the Term to enter the Premises for the purpose of inspecting same, to show the Premises to prospective purchasers and lenders, to place “For Sale” signs thereon and, during the last one hundred eighty (180) days of the Term, to show the Premises to prospective tenants and to place “For Rent” signs thereon. Landlord agrees not to interfere with Tenant’s operations at the Premises during any such inspection and any signage placed on the Premises by Landlord shall not interfere with Tenant’s operations at the Premises during any such inspection and any signage placed on the Premises by Landlord shall not interfere with any of Tenant’s signage or displays.

SECTION 6
ALTERATIONS; LIENS; SIGNAGE

           6.1 Alterations. Tenant shall not make any structural alterations in the Premises exceeding $25,000.00 without Landlord’s prior written consent, not to be unreasonably withheld or delayed. Tenant shall have the right to make interior, non-structural alterations, and structural alterations under $25,000.00, without Landlord’s consent, provided such alterations are made without cost to Landlord and provided further that (a) no such alterations shall lessen the fair market value of the Premises, (b) all alterations, additions or improvements shall be constructed in a workmanlike manner, and (c) if Tenant had plans and/or drawings prepared in connection with such alterations, a set of such plans or drawings shall be provided to Landlord subsequent to the completion of such alterations.

           6.2 Liens. All persons are put on notice of the fact that the Tenant under no circumstances shall have the power to subject the interest of the Landlord in the Premises to any mechanic’s or materialman’s lien or liens of any kind. All persons who hereafter, during the life of this Lease, may furnish work, services or materials to the Premises upon the request or order of the Tenant or any person claiming under, by or through the Tenant, must look wholly to the interest of the Tenant and not to that of the Landlord. Tenant covenants and agrees with Landlord that Tenant will not permit or suffer to be filed or claimed against the interest of the Landlord in the Premises during the continuance of this Lease any lien or liens of any kind by any person claiming under, by, through or against the Tenant; and if any such lien is claimed or filed, it shall be the duty of the Tenant shall, without regard to the validity of such lien, within sixty (60) days after the claim of lien or suit claiming a lien has been filed, cause the Premises to be released from such claim, either through payment or through bonding with corporate surety or through deposit into court, pursuant to statute, of the necessary sums of money, or in any other way that will effect the release of the Landlord’s interest in the Premises from such claim.

           6.3 Signage. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall have the absolute right to install such signage on the Premises as Tenant may deem necessary or appropriate, subject to appropriate governmental approvals which Tenant shall obtain and comply with at Tenant’s sole expense. Landlord agrees to fully cooperate with Tenant at Tenant’s expense in filing any required signage application, permit and/or variance for said signage or with respect to the Premises generally.

SECTION 7
INSURANCE

           7.1 Types of Insurance. Tenant shall, at its own cost and expense, carry the following insurance in respect of the Premises and improvements:

                      (a) Comprehensive public liability insurance in an amount not less than $1,000,000.00 combined bodily injury and property damage liability.

                      (b) With respect to improvements (if any), insurance against loss or damage by all risks including fire and other risks covered by fire insurance with extended coverage endorsements in an amount of the full insurable replacement value of such improvements (exclusive of cost of excavation, foundation, and footings below the ground floor and without deduction for depreciation) and in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under such policies of insurance.

           7.2 Provisions Applicable to All Insurance. With respect to all insurance required to be maintained hereunder by Tenant:

                      (a) Each such policy shall name Landlord, Tenant and any mortgagee as insured as their interests appear and shall contain a Standard Mortgagee Clause reasonably satisfactory to Landlord.

                      (b) Tenant shall, at Tenant's sole cost and expense, observe and comply with all policies of insurance in force with respect to the Premises and improvements.

                      (c) Upon Landlord's request, Tenant shall send to Landlord certificates of insurance or receipts or other evidence satisfactory to Landlord showing the payments of all premiums and other charges due thereon.

From and after the date of the commencement of construction of Landlord’s Work and through the completion of construction, Landlord shall procure, at its sole cost and expense, a builder’s risk policy upon the building and the site improvements in an amount equal to the full replacement value of the building and the site improvements.

           7.3 Landlord Right to Obtain Insurance. If Tenant shall fail to maintain any such insurance required hereunder, Landlord may, at Landlord election, after ten (10) days written notice to Tenant, procure the same and make demand for immediate payment thereof, adding the premium cost to the monthly installment of rental next due, it being hereby expressly covenanted and agreed that payment by Landlord of any such premium shall not be deemed to waive or release the obligation of Tenant to make payment thereof. Tenant’s failure to either procure or maintain the insurance required hereunder or to reimburse Landlord, after thirty (30) days written notice from Landlord to Tenant, shall constitute a default by Tenant under this Lease.

           7.4 Use of Insurance Proceeds. Any insurance proceeds recovered by reason of damage to or destruction of improvements on the Premises shall be made available to Tenant and must be used to repair, restore or replace the improvements so damaged or destroyed with any excess proceeds made available to Tenant.

           7.5 Damage or Destruction. If the Premises are damaged or destroyed (partially or totally) during the Term by fire or other casualty, Tenant shall either (i) restore the Premises to substantially the same condition as existed prior to such casualty or (ii) restore the Premises in accordance with such plans and specifications as are then generally in use by Tenant for the construction of its stores. Notwithstanding anything to the contrary if such casualty occurs during the last two (2) years of the Term and the improvements on the Premises are damaged to the extent of eighty percent (80%) or more of their replacement value, then Tenant may terminate this Lease by giving written notice to Landlord within sixty (60) days of the casualty and the Lease shall terminate within thirty (30) days after Tenant’s written notice, whereupon Landlord shall be entitled to all proceeds of insurance and right of recovery against insurers covering such damage. If Tenant elects to rebuild or restore the Premises, it shall proceed with reasonable speed and diligence until such repairs or restoration are completed.

           7.6 Subrogation. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, workers’ compensation and other insurance maintained by either of them at any time during the Term hereof insuring or covering the Premises, a waiver of all rights of subrogation which the insurer of the party might otherwise have, if at all, against the other party.

SECTION 8
EMINENT DOMAIN

           If any portion of the Premises which materially affects Tenant’s ability to continue to use the remainder thereof for the purposes set forth herein, or which renders the Premises untenantable, is taken by right of eminent domain or by condemnation, or is conveyed in lieu of any such taking, then this Lease may be terminated at the option of Tenant. Such option shall be exercised by Tenant giving notice to Landlord of such termination within thirty (30) days after such taking or conveyance, whereupon this Lease shall forthwith terminate and the Rent shall be duly apportioned as of the date of such taking or conveyance. Upon such termination, Tenant shall surrender to Landlord the Premises and all of Tenant’s interest therein under this Lease, and Landlord may re-enter and take possession of the Premises or remove Tenant therefrom. If any portion of the Premises is taken which does not materially affect Tenant’s right to use the remainder of the Premises for the purposes set forth herein, this Lease shall continue in full force and effect, and Landlord shall promptly perform any repair or restoration work required to restore the Premises, insofar as possible, to its former condition, and the rental owing hereunder shall be adjusted, if necessary, in such just manner and proportion as the part so taken (and its effect on Tenant’s ability to use the remainder of the Premises) bears to the whole. In the event of taking or conveyance as described herein, Landlord shall receive the award or consideration for the lands and improvements so taken; provided, however, that Landlord shall have no interest in any award made for Tenant’s loss of business or value of its leasehold interest or for the taking of Tenant’s fixtures or property, or for Tenant’s relocation expenses. Landlord and Tenant shall cooperate with one another in making claims for condemnation awards.

SECTION 9
ASSIGNMENT AND SUBLETTING; ATTORNMENT; TENANT FINANCING

           9.1 Assignment by Landlord. At any time, Landlord may sell its interest in the Premises or assign this Lease or Landlord’s reversion hereunder, either absolutely or as security for a loan, without the necessity of obtaining Tenant’s consent or permission, but any such sale or assignment shall be at all times subject to this Lease and the rights of Tenant hereunder.

           9.2 Assignment and Subletting by Tenant. Tenant shall have the right to assign, sublet or otherwise transfer its interest in this Lease and its rights hereunder to any entity or person, with Landlord’s written consent, which shall not be unreasonably withheld, conditioned or delayed. In connection with the foregoing, the failure of Landlord to respond in writing within thirty (30) days after Tenant’s request for Landlord’s consent shall be deemed to constitute Landlord’s approval of the proposed assignment, subletting or transfer. Notwithstanding the foregoing, Tenant may assign, sublet or otherwise transfer its interest in this Lease without Landlord’s consent, written or otherwise, to any (i) parent, subsidiary or affiliate of Tenant, or to a corporation or other business entity with which Tenant may merge, amalgamate or consolidate, or (ii) entity in which the Premises is intended to be leased back by such entity to Tenant or any parent, subsidiary or affiliate of Tenant or to a corporation or other business entity with which Tenant may merge, amalgamate or consolidate. Notwithstanding any assignment of the Lease pursuant to the preceding two (2) sentences, Tenant shall not be released from liability hereunder so long as the Lease is not modified or amended in any respect without the prior written approval of Tenant. Notwithstanding the foregoing, in the event of an assignment or other transfer, if the net worth of Tenant’s assignee or transferee (or a guarantor of such assignee or transferee) exceeds Fifty Million and 00/100 Dollars ($50,000,000.00) (the “Minimum Net Worth”), Tenant shall be released of any and all further liability under this Lease and if such assignee does not have the Minimum Net Worth as of the effective date of such assignment, but such assignee or transferee (or a guarantor of such assignee or transferee) attains the Minimum Net Worth thereafter, Tenant shall be immediately and automatically released from any further liability under this Lease from and after such subsequent date. Tenant shall deliver to Landlord a copy of the document of assignment, subletting or transfer as soon as reasonably possible after the full execution thereof by both parties thereto. This Lease contains no provision restricting, purporting to restrict or referring in any manner to a change in control or change in stockholders, directors, management or organization of Tenant, or any subsidiary, affiliate or parent of Tenant or, to the issuance, sale, purchase, public offering, disposition or recapitalization of the capital stock of Tenant, or any subsidiary, affiliate or parent of Tenant.

           9.3 Attornment. Any assignee of Landlord or Tenant hereby agrees to attorn to the Tenant or Landlord, respectively, as the case may be.

           9.4 Tenant Financing. Tenant shall have the absolute right from time to time during the Term hereof and without Landlord’s further approval, written or otherwise, to grant and assign a mortgage or other security interest in Tenant’s interest in this Lease and all of Tenant’s property located on or used in connection with the Premises to Tenant’s lenders in connection with Tenant’s financing arrangements. Landlord agrees to execute such confirmation certificates and other documents (except amendments to this Lease unless Landlord hereafter consents) as Tenant’s lenders may reasonably request in connection with any such financing.

SECTION 10
DEFAULT AND REMEDIES

           10.1 Events of Default. If:

                      (a) Tenant shall default in the due and punctual payment of the Rent, insurance premiums, impositions or any other amounts or rents due under this Lease or any part thereof, and such default shall continue for twenty (20) days after notice thereof in writing to Tenant; or

                      (b) Tenant shall default in the performance or in compliance with any of the other covenants, agreements or conditions contained in this Lease (including any assignment or subletting in violation of Section 9.2 of this Lease) and such default shall not be cured within thirty (30) days after notice thereof in writing from Landlord to Tenant or such longer period of time if the default is not susceptible to cure within such period provided Tenant is diligently pursuing such cure; or

                      (c) Tenant shall file a petition in voluntary bankruptcy or under Chapter VII or XI of the United States Bankruptcy Code or any similar law, state or federal, whether now or hereafter existing, or an answer admitting insolvency or inability to pay its debts, or fail to obtain a vacation or stay of involuntary proceedings within ninety (90) days after the involuntary petition is filed; or

                      (d) Tenant shall be adjudicated a bankrupt, or a trustee or receiver shall be appointed for Tenant or for all of its property or the major part thereof in any involuntary proceedings, or any court shall have taken jurisdiction of the property of Tenant or the majority part thereof in any involuntary proceeding for reorganization, dissolution, liquidation or winding up of Tenant, and such trustee or receiver shall not be discharged or such jurisdiction relinquished or vacated or stayed on appeal or otherwise within ninety (90) days; or

                      (e) Tenant shall make an assignment for the benefit of its creditors;

then and in any such event referred to in clauses (a), (b), (c), (d) or (e) above Landlord shall have the remedies with respect to the Premises as set forth below.

           10.2 Landlord's Remedies Upon Default. Upon the occurrence of an Event of Default by Tenant, then Landlord shall be entitled to the following remedies:

                      (a) Terminate this Lease by giving written notice of termination to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, then Landlord may, without prejudice to any other remedy it has for possession of the Premises or arrearages in rent or other damages, re-enter and take possession of the Premises without trespass and expel or remove Tenant and any other person occupying the Premises or any part thereof, in accordance with applicable law; or

                      (b) Landlord may re-enter and take possession of the Premises without terminating the Lease in accordance with applicable law, and relet the Premises and apply the Rent received to the account of Tenant. In the event Landlord so re-enters and takes possession of the Premises as set forth above, Landlord agrees to use reasonable efforts to relet the Premises for a commercially reasonable rate at the time of such reletting. No reletting by Landlord is considered to be for Landlord's own account unless Landlord has notified Tenant in writing that this Lease has been terminated. In addition, no such reletting is to be considered an acceptance of Tenant's surrender of the Premises unless Landlord so notifies Tenant in writing.

                      Notwithstanding anything to the contrary set forth herein, in no event shall Landlord have the right to accelerate Rent (unless Tenant shall be more than ninety (90) days delinquent in the payment of Rent or such other amounts payable, after expiration of notice and all cure periods hereunder). In no event shall Landlord have the right to sue Tenant for any consequential, punitive or incidental damages (including, without limitation, any claims for lost profits and/or lost business opportunity). If Landlord does accelerate the Rent, then the accelerated rent shall be an amount equal to the Rent payable over the balance of the Lease Term (as if this Lease had not been terminated) less the fair rental value of the Premises for the corresponding period. The accelerated rent shall be discounted to the date payable at an annual interest rate equal to the prime rate as published from time to time in the Money Section of the Wall Street Journal, or if same is not published anymore then at the prime rate published by Citibank in Florida. Upon payment of the accelerated rent discounted to present value, Tenant shall be released from any and all further liability under this Lease.

           10.3 Mitigation of Damages. In the event that a right of action by Landlord against Tenant arises under this Lease, Landlord shall attempt to mitigate damages by using commercially reasonable efforts to seek to relet the Premises.

           10.4 Landlord’s Default. The failure of Landlord to perform any covenant, condition, agreement or provision contained herein within thirty (30) days after receipt by Landlord of written notice of such failure or Landlord’s breach of any representation of warranty contained herein shall constitute an “Event of Default” hereunder. Upon the occurrence and continuance of an Event of Default, Tenant may, at its option and without any obligation to do so, other than those obligation created in this document, elect any one or more of the following remedies:

                      (a) Terminate and cancel this Lease provided Landlord is in material default under this Lease and provided Tenant has delivered a second notice of such default to Landlord and to Landlord's lender (whose address Landlord shall provide to Tenant upon request) and such default remains uncured for thirty (30) days after Landlord and Landlord's lender's receipt of such notice; or

                      (b) Withhold payment or performance under the Lease until such time as such Event of Default is cured; or

                      (c) Cure such Event of Default and recover the costs thereof by an action at law or by set off against the Rent due hereunder; or

                      (d) Pursue any other remedy now or hereafter available at law or in equity in the state in which the Premises are situated.

SECTION 11
OTHER PROVISIONS

           11.1 Remedies to Be Cumulative. No remedy conferred upon or reserved to Landlord or Tenant shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at common law or by statute. Every power and remedy given Landlord or Tenant may be exercised from time to time and as often as occasion may arise or may be deemed expedient.

           11.2 Notices. All notices, requests, demands or other communications which may be or are required or permitted to be served or given hereunder (in this Section collectively called “Notices”) shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service to Tenant or to Landlord at the address set forth below. Either party may, by Notice given as aforesaid, change its address for all subsequent Notices. Notices shall be deemed given when received in accordance herewith.

If to Landlord:	TREC, LLC 217 Whitney Street Northboro, Massachusetts 01532

with a copy to:	M. Robert Queler, Esq. 865 Providence Highway Dedham, Massachusetts 02026

If to Tenant:	NationsRent USA, Inc. 200 East Broward Boulevard, 21st Floor Fort Lauderdale, Florida 33301 Attn: Jorge L. Martin, Vice President of Real Estate and Construction

with a copy to:	NationsRent, Inc. 450 East Las Olas Boulevard, Suite 1400 Fort Lauderdale, Florida 33301 Attn: Joseph H. Izhakoff, Esq.

with a copy to:	Akerman, Senterfitt & Eidson, P.A. 350 East Las Olas Boulevard, Suite 1600 Fort Lauderdale, Florida 33301-4200 Attn: Theresa M. McLaughlin, Esq.

           11.3 No-Broker. Landlord and Tenant each warrant to the other that no broker or agent has been employed with respect to this Lease and each agrees to indemnify and hold the other harmless from any claims by any broker or agent claiming compensation in respect of this Lease alleging an agreement by Landlord or Tenant, as the case may be.

           11.4 Waiver of Jury Trial. Landlord and Tenant waive trial by jury in any action or proceeding brought by either of the parties hereto against the other or on any counterclaim in respect thereof on any matters whatsoever arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage under this Lease.

           11.5 No Partnership. Landlord shall not be construed or held to be a partner or associate of Tenant in the conduct of Tenant’s business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain, during the lease term, that of Landlord and Tenant.

           11.6 Non-Waiver. No failure by Landlord or Tenant to insist upon the performance of any covenant, agreement, provision or condition of this Lease or to exercise any right or remedy, consequent upon a default hereunder, and no acceptance of full or partial rent during the continuance of any such default, shall constitute a waiver of any such default or of such covenant, agreement, provision, or condition. No waiver of any default shall affect or alter this Lease, but each and every covenant, agreement, provision and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent default hereunder.

           11.7 Gender and Number. Words of any gender used in this Lease shall be held to include another gender and words in the singular number shall be held to include the plural and words in the plural shall be held to include the singular, when the sense requires.

           11.8 Captions. The captions, titles and article, section or paragraph headings are inserted only for convenience and they are in no way to be construed as a part of this Lease or as a limitation on the scope of the particular provisions to which they refer.

           11.9 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State in which the Premises are located.

           11.10 Successors and Assigns. The covenants, conditions and agreements in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, their respective heirs, devisees, executors, administrators, legal representatives. distributees, successors and assigns.

           11.11 Amendment. Any agreement hereafter made shall be ineffective to change, modify or discharge this Lease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

           11.12 Short Term Lease. The parties agree to execute a short form Memorandum of Lease in the form of Exhibit “D” attached hereto for recording containing the names of the parties, a description of the Premises, the Term of the Lease and such other provisions as the parties may deem appropriate.

           11.13 Lien. Landlord hereby waives any statutory or common law rights it may have granting Landlord a lien or the right to foreclose on any property of Tenant, including without limitation, any of Tenant’s personal property and/or the tenant improvements installed in the Premises by Tenant.

           11.14 Representations and Warranties. Notwithstanding anything in this Lease to the contrary, Landlord represents and warrants to Tenant that no mortgages, deeds of trusts or liens or encumbrances of any nature presently encumber Landlord’s title to the Premises except as set forth on Exhibit “E”, attached hereto and incorporated herein by this reference; that none of said encumbrances shall prohibit or impede the use of the Premises as contemplated herein or create any financial obligation on the part of Tenant except as expressly set forth herein; that Landlord has the full right, power and authority to enter into this Lease and make the agreements contained herein on its part to be performed; that the execution, delivery and performance of this Lease has been duly authorized by Landlord; that the Lease constitutes the valid and binding obligation of Landlord, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors rights generally and the application of equitable principles affecting the availability of remedies in the nature of specific enforcement; that the making of this Lease and the performance thereof will not violate any present zoning laws or ordinances of which Landlord has knowledge or the terms or provisions of any mortgage, lease or other agreement to which Landlord is a party or under which Landlord is otherwise bound, or which restricts Landlord in any way with respect to the use or disposition of the Premises; that Landlord has no knowledge of any pending zoning changes, moratorium, road widening or construction affecting the Premises; that the Premises are presently in compliance with any and all applicable laws, including without limitation any laws pertaining to Hazardous Materials (defined below) and Environmental Laws (defined below) and the Americans With Disabilities Act of 1990; that the Premises will be kept in compliance by Landlord, at its cost, with all applicable laws and regulations enacted from and after the date of this Lease except when compliance is required solely as a result of Tenant’s use of the Premises; that the Premises are presently zoned to permit the operation of the Premises as contemplated in this Lease; that the Premises are free from defects, have been maintained in accordance with normal industry practice and are in good operating condition and repair and are suitable for the purposes for which they are presently used; and that the Premises presently include full legal access to one or more dedicated public rights-of-way.

           11.15 Subordination and Attornment. This Lease shall be subordinate to any mortgage or deed of trust (now or hereafter placed upon the Premises), and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees to execute such documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, subject to the following sentence. Notwithstanding the foregoing, Tenant shall only be obligated to subordinate its leasehold interest to any mortgage, deed of trust, or ground lease now or hereafter placed upon the Premises if the holder of such mortgage or deed of trust or the Landlord under such ground lease delivers to Tenant a non-disturbance agreement substantially in accordance with the form attached hereto as Exhibit “F” (the “Non-Disturbance Agreement”). Upon the mutual execution of this Lease, Landlord shall deliver to Tenant a Non-Disturbance Agreement executed by Landlord and any present lender having a deed of trust or mortgage on the Premises.

           11.16 Hazardous Materials. Tenant shall not do anything throughout the Term of this Lease and any extension thereof that will violate any Environmental Laws (defined below). Tenant shall indemnify, defend and hold harmless Landlord, its directors, officers, employees, and agents and assignees or successors to Landlord’s interest in the Premises, their directors, officers, employees, and agents from and against any and all losses, claims, suits, damages, judgments, penalties and liability including, without limitation, (i) all out-of-pocket litigation costs and reasonable attorneys’ fees, (ii) all damages (including consequential damages), directly or indirectly arising out of the presence, use, generation, storage, release or threatened release or disposal of Hazardous Materials on, under or in the Premises after the Lease Commencement Date by or due to the acts or omissions of Tenant or its agents and contractors, and (iii) the cost of and the obligation to perform any required or necessary repair, clean-up, investigation, removal, remediation or abatement, and the preparation of any closure or other required plans, whether such action is required or necessary following the Lease Commencement Date to the full extent that such action is attributable, directly or indirectly, to the presence, use, generation, storage, release or threatened release or disposal of Hazardous Materials on, under or in the Premises due to the acts or omissions of Tenant or its agents and contractors. This indemnification obligation of Tenant does not extend to any repair, clean-up, investigation, removal, remediation or abatement of Hazardous Materials (i) which were present on, under or in the Premises before or on the Lease Commencement Date or (ii) for which Landlord is otherwise obligated to indemnify Tenant pursuant to this Paragraph 11.16.

           Landlord shall indemnify, defend and hold harmless Tenant, its directors, officers, employees, and agents, and any assignees, subtenants or successors to Tenant’s interest in the Premises, their directors, officers, employees, and agents, from and against any and all losses, claims, suits, damages, judgments, penalties, and liability including, without limitation, all (i) out-of-pocket litigation costs and reasonable attorneys’ fees, (ii) all damages (including consequential damages), directly or indirectly arising out of the presence, use, generation, storage, release, threatened release or disposal of Hazardous Materials on, under or in the Premises before or after the Lease Commencement Date by or due to the actions or omissions of any person other than Tenant or its agents and contractors, and (iii) the cost of and the obligation to perform any required or necessary repair, clean-up, investigation, removal, remediation or abatement and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the Lease Commencement Date, to the full extent that such action is attributable, directly or indirectly, to the presence, use, generation, storage, release, threatened release, or disposal of Hazardous Materials on, under or in the Premises due to the actions or omissions of any person other than Tenant or its agents and contractors.

           For the purpose of this Paragraph 11.16, Hazardous Materials shall include but not be limited to substances defined as “hazardous substances,” “hazardous materials,” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, of et seq.; the common law; and any and all state, local or federal laws, rules, regulations and orders pertaining to environmental, public health or welfare matters, as the same may be amended or supplemented from time to time (collectively, the “Environmental Laws”). Any terms mentioned in this Lease which are defined in any applicable Environmental Laws shall have the meanings ascribed to such terms in such laws, provided, however, that if any such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

           In the event any clean-up, investigation, removal, remediation, abatement, or other similar action on, in or under the Premises is required by any governmental or quasi-governmental agency as a result of the actions or omissions of any party other than Tenant or its agents, contractors or invitees before or after the Lease Commencement Date and such action requires that Tenant be closed for business for greater than a twenty four (24) hour period, or if access to the Premises as a result of such action is materially adversely affected for a period in excess of twenty four (24) hours, then Tenant’s rental and other payment obligations under this Lease shall be abated entirely during the period beyond the twenty four (24) hours that Tenant is required to be closed for business or abated in proportion to the part required to be closed (and its effect on Tenant’s ability to use the remainder of the Premises) bears to the whole. Moreover, if Tenant is required to be closed for business during such remediation for a period of one hundred and eighty (180) consecutive days, then Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice, whereupon the parties shall be relieved from any and all liability hereunder except for the environmental indemnity and other indemnities in this Lease that specifically survive the termination or expiration of this Lease. Should Tenant not be required to close its business during such remediation then Tenant shall not have the right to terminate this Lease due to such remediation.

           The provisions of this Paragraph 11.16 shall survive the expiration or sooner termination of this Lease.

           11.17 Permitted Operations. In the event Tenant reasonably determines at any time that (a) applicable governmental regulations prohibit the use of the Premises for the operation of an equipment rental, leasing and sales facility and any related uses including, but not limited to, the business of renting, selling, leasing, distributing, storing (indoor and outdoor), servicing or repairing new or used equipment, spare parts and related supplies to industrial, manufacturing and construction customers and related general office use, or (b) Tenant’s access, visibility or parking has been adversely affected, Tenant shall have the right, but not the obligation, to terminate this Lease upon thirty (30) days written notice to Landlord and have no further liability upon payment to Landlord of all rent prorated through the date of termination. Notwithstanding above, if Landlord has commenced to cure either of the above defaults within thirty (30) days after Tenant’s notice of termination and is diligently pursuing the same and concludes such cure not later than ninety (90) days after Tenant’s notice of termination, then in such event Tenant’s notice of termination shall be deemed null and void.

           11.18 Attorney’s Fees. In the event that at any time during the Term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorney’s fees and paralegal fees and disbursements incurred therein by the successful party. Such reimbursement shall include all legal expenses incurred prior to trial, at trial and at all levels of appeal and post judgment proceedings.

           11.19 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

           11.20 Landlord’s Deliveries. No less than ten (10) days prior to the Effective Date, Landlord has, to the extent in Landlord’s possession or control, delivered to Tenant for inspection and review, all of the Landlord’s Deliveries described on Exhibit “G” attached hereto and by this reference made a part hereof (the “Landlord’s Deliveries”).

           11.21 Entire Agreement. This Lease contains all of the agreements of the parties hereto with respect to matters covered or mentioned herein and no prior agreement, letters, representations, warranties, promises or understandings pertaining to such matters shall be effective for any such purpose.

           11.22 Time. Time shall be of the essence in interpreting the provisions of this Lease.

SECTION 12
TENANT’S OPTION TO PURCHASE

           Provided Tenant is not in default beyond all notice and applicable cure periods hereunder, Tenant shall have the right to purchase the Premises at any time during the Term, including any Extension Term, of this Lease upon giving notice in writing to Landlord (the “Purchase Notice”) at least ninety (90) days prior to the expiration of the initial Term or any Extension Term hereof of Tenant’s intention to purchase the Premises. If Tenant exercises this Option to Purchase, then Tenant shall purchase and Landlord shall sell the Premises upon the terms and conditions set forth on the Terms for Sale and Purchase attached hereto as Exhibit “H” (the “Purchase Terms”). Upon the closing of title pursuant to the above-mentioned Purchase Terms, this Lease shall terminate and end. The purchase price for the Premises (“Purchase Price”) shall be determined by agreement of the Landlord and Tenant, or, if the Landlord and Tenant fail to reach an agreement within fifteen (15) days of the Tenant’s Purchase Notice, then by the procedure set forth on the Purchase Terms. The option to purchase shall expire without notice upon the termination of this Lease unless the option was exercised prior to such termination, provided that this option to purchase shall continue after any amendment, continuation or reinstatement of this Lease.

SECTION 13
RIGHT OF FIRST REFUSAL

           If during the Term, including any Extension Term, of this Lease, Landlord shall have received a bona fide arm’s length offer to purchase the Premises which is acceptable to Landlord (the “Offer”) from any third party (the “Transferee”), Landlord shall send a notice (herein referred to as the “Transfer Notice”) to Tenant. The Transfer Notice shall set forth the exact terms of the Offer so received, together with a copy of the Offer, and shall state the desire of Landlord to sell the Premises on such terms and conditions. Thereafter, Tenant shall have the right and option to purchase the Premises at the price and upon the terms and conditions specified in the Offer, provided that Tenant is not in material default of this Lease beyond all applicable notice and cure periods hereunder.

           If Tenant desires to exercise its option, it shall give notice (the “Counter Notice”) to that effect to Landlord within twenty (20) days after receipt of the Transfer Notice. Such Counter Notice shall be accompanied by a letter acknowledging Tenant’s agreement to be bound by the terms and conditions of the Offer. Such Counter Notice shall set forth a date not later than sixty (60) days from the service of the Counter Notice on which the closing shall be held. The Tenant’s failure to give a timely Counter Notice (or notice of its refusal to purchase) shall be deemed a waiver of its option to purchase the Premises pursuant to the Offer, but shall not be deemed a waiver of its option to purchase the Premises pursuant to any modification to the Offer or any future offers. Tenant’s rights under this Section 13 are assignable to any person or entity which is or would be a permitted assignee pursuant to Section 9 hereof. Tenant’s failure to, or its election not to, exercise its right of first refusal hereunder shall not affect the continued enforceability of the option to purchase provided in Section 12 hereof.

SECTION 14
PRIME LEASE

           14.1 Tenant acknowledges that this Lease is subject and subordinate to the Prime Lease; provided, however, that Landlord shall deliver to Tenant a Consent, Estoppel and Non-Disturbance Agreement substantially in the form attached hereto and made a part hereof as Exhibit “J” (the “Prime Landlord Non-Disturbance Agreement”) executed by Landlord and the Prime Landlord on or before May 1, 2000. If Landlord shall not have obtained the Prime Landlord Non-Disturbance Agreement on or before May 1, 2000, then at any time thereafter, but prior to Landlord having obtained the Prime Landlord Non-Disturbance Agreement, such failure shall be an Event of Default under Section 10.4 of this Lease entitling Tenant to exercise any of its rights and remedies thereunder and, in addition, Tenant shall have the right to terminate this Lease by giving Landlord written notice thereof.

           14.2 Landlord represents and warrants to Tenant that:

                      (a) The Prime Lease is in full force and effect, and that no default exists (nor is there any fact or condition which with notice or lapse of time may become a default) thereunder, and that all rental payments under the Prime Lease are current;

                      (b) Landlord shall not amend, modify or terminate the Prime Lease, or fail to exercise any option or right thereunder, or grant its consent where required thereunder, to the extent that same would adversely affect Tenant's rights and entitlements under this Lease or its use or enjoyment of the Premises, without Tenant's prior written consent;

                      (c) Landlord shall not violate or breach any of the terms, covenants or agreements on its part to be performed under the Prime Lease;

                      (d) Landlord shall promptly, upon written request of Tenant, use its best efforts to enforce the full compliance by the Prime Landlord of its obligations under the Prime Lease to the extent that same affects Tenant's use and enjoyment of the Premises;

                      (e) Landlord shall promptly furnish Tenant with any default notices Landlord receives from the Prime Landlord;

                      (f) Should Landlord ever be in default under the Prime Lease and the Prime Lease shall be in jeopardy due to Landlord's failure to timely cure such default, then Tenant shall have the right, but not the obligation, to cure the default on behalf of Landlord and at Landlord's cost and account. Landlord shall promptly reimburse Tenant for any reasonable costs incurred by Tenant in connection with Tenant's efforts to cure Landlord's default; and Tenant shall have the right to deduct such costs from its rental obligations hereunder if Landlord fails to so reimburse Tenant within thirty (30) days after Tenant's demand therefor accompanied by bills or receipts evidencing such costs;

                      (g) Should Landlord purchase the Premises, then this Lease shall continue as a direct lease between Landlord and Tenant on the terms and conditions contained in this Lease;

                      (h) Landlord shall indemnify, protect, defend and hold Tenant and its agents, employees and directors harmless from and against any and all damages, suits, loss, costs, expenses, claims, causes of action, liabilities, including, without limitation, reasonable attorneys' fees and costs and litigation expenses relating or resulting from (i) termination of the Prime Lease for any reason other than Prime Landlord's default thereunder (and all damages, suits, loss, costs, expenses, claims, causes of action, liabilities and attorneys' fees incurred by Prime Landlord in connection with any such termination), or (ii) breach by Landlord of any of its obligations under the Prime Lease, Landlord shall, at its own expense, defend all actions brought against Tenant, its agents or employees, for which Landlord is responsible for indemnification hereunder, with legal counsel reasonably acceptable to Tenant and, if Landlord fails to do so, Tenant (at its option, but without being obligated to do so) may, at the expense of Landlord and upon notice to Landlord, defend such actions and Landlord shall reimburse Tenant for all such costs and expenses. The provisions of this subparagraph shall survive the expiration or early termination of this Lease or the Prime Lease and shall continue to remain an obligation of Landlord for the term of this Lease and all renewals and extensions thereof, even if this Lease or the Prime Lease is assigned, sublet, or the Premises is purchased or in any way transferred; and

                      (i) Upon the request of Tenant, Landlord agrees that, as tenant under the Prime Lease, it shall be obligated to timely exercise the option contained in the Prime Lease to extend the Prime Lease, and to perform such other obligations under the Prime Lease necessary to extend the term of the Prime Lease so that the term of the Prime Lease is at least as long as the Term of this Lease, as extended by Tenant. Landlord shall furnish Tenant with a copy of its notice to the Prime Landlord evidencing its exercise of the renewal option under the Prime Lease. In the event Tenant does not timely receive a true copy of Landlord's election to extend the term of the Prime Lease, Landlord hereby irrevocably appoints Tenant as its attorney-in-fact to make such election in the name and on behalf of Landlord.

SECTION 15
PURCHASE AGREEMENT

           15.1 Pursuant to a Standard Form Purchase and Sale Agreement dated August 12, 1999, executed by Prime Landlord and Landlord (the “Purchase Agreement”), a copy of which is attached hereto as Exhibit “K”, Landlord has the option to purchase the Premises. Pursuant to Section 12 of the Prime Lease, Landlord is to close on the acquisition of the Premises upon ninety (90) days prior written notice to Prime Landlord at any time after December 7, 2001 but before December 7, 2004. Landlord agrees that it shall simultaneously provide to Tenant a copy of the written notice of closing given to Prime Landlord. Landlord and Tenant hereby agree that in the event that Landlord has not closed on the acquisition of the Premises prior to December 7, 2002, then, at Tenant’s option and upon written notice from Tenant to Landlord and Prime Landlord, Tenant shall have the right, but not the obligation, to purchase the Premises in accordance with the terms of the Purchase Agreement, as modified by Section 12 of the Prime Lease. In furtherance of the foregoing, Landlord hereby assigns, transfers and sets over to Tenant all of Landlord’s right, title and interest under the Purchase Agreement, as modified by Section 12 of the Prime Leases, including any deposits or other amounts paid by Landlord pursuant to the Purchase Agreement and/or the Prime Lease which are to be applied toward the purchase price of the Premises. Such assignment shall be operative upon written notice from Tenant to Landlord and Prime Landlord without the requirement of execution by Landlord of any further assignment or agreement and Tenant shall thereafter be entitled to exercise all of Landlord’s rights under the Purchase Agreement, as modified by Section 12 of the Prime Lease, as if Tenant was the original purchaser thereunder. In the event that Tenant purchases the Premises, then this Lease shall terminate and be of no further force or effect except for such indemnities that specifically survive the termination or expiration of this Lease. Landlord agrees that it shall not amend, modify or terminate the Purchase Agreement or the Prime Lease without the prior written consent of Tenant. Tenant shall not be liable for any default by Landlord under the terms and conditions of the Purchase Agreement, as modified by Section 12 of the Prime Lease, and Landlord hereby indemnifies and holds Tenant harmless in connection therewith. Moreover, Tenant shall have no liability or obligation arising from or in connection with this assignment of the Purchase Agreement, as modified by Section 12 of the Prime Lease, unless Tenant shall assume the obligations of Landlord thereunder.

[Signature Pages Follow]

           IN WITNESS WHEREOF, on the day and year first above written, Landlord and Tenant have duly executed this Lease under seal as their free act and deed.

Witnesses: Print Name: Print Name:	LANDLORD: TREC, LLC, a Massachusetts limited liability company By: Name: Title:

STATE OF ________________ COUNTY OF _______________	) ) )	ss:

           The foregoing instrument was acknowledged before me this __ day of ______, 2000, by Bryan T. Rich, the Manager of TREC, LLC, a Massachusetts limited liability company. He is personally known to me or has produced ____________________ (type of identification) as identification.

Notary Public Print Name: Commission No.: My Commission Expires:

Witnesses: Print Name: Print Name:	TENANT: NATIONSRENT USA, INC., a Delaware corporation By: Name: Title:

STATE OF FLORIDA COUNTY OF BROWARD	) ) )	ss:

           The foregoing instrument was acknowledged before me this __ day of ______, 2000, by ____________________________ as___________________ of NATIONSRENT USA, INC., a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced __________________ (type of identification) as identification.

Notary Public Print Name: Commission No.: My Commission Expires:

GUARANTY

           NATIONSRENT, INC., a Delaware corporation (hereinafter “Guarantor”), hereby guarantees to TREC, LLC, a Massachusetts limited liability company (“Landlord”): (i) the full and punctual payment by NATIONSRENT USA, INC., a Delaware corporation (“Tenant”), its successors and assigns of all rent and all other monetary obligations required to be paid by Tenant under the foregoing Lease Agreement (the “Lease”) by and between Landlord and Tenant; and (ii) the performance and observance by Tenant of all terms, covenants and conditions to be performed or observed by Tenant pursuant to the Lease. Guarantor hereby waives demand, protest and notice of any indulgences or extensions granted to Tenant, provided, however, that Guarantor shall be furnished with a duplicate copy of any notice of default or termination of the Lease to which Tenant is entitled or which is served upon Tenant at the time the same is sent to or served upon Tenant. Guarantor shall be granted ten (10) days following receipt of written notice of any monetary defaults and Guarantor shall be granted thirty (30) days following receipt of written notice of non-monetary defaults, to correct or remedy such defaults or cause such default to be corrected or remedied on behalf of Tenant (provided, however, that if any non-monetary default by Tenant cannot reasonably be remedied within thirty (30) days after written notice of such non-monetary default, then Guarantor shall have such additional time as shall be reasonably necessary to remedy such non-monetary default; further provided, however, that Guarantor shall pursue cure within the thirty (30) day period and shall be diligently prosecuting such cure to completion). For purposes of providing Guarantor with written notice hereunder, Guarantor shall be given a separate notice at the address of Tenant as provided for in Section 11.2 of the Lease.

NATIONSRENT, INC., a Delaware corporation By: Name: Title: Date:

EXHIBIT "A"

DESCRIPTION OF PREMISES

           The Premises to which reference is made in the foregoing and attached Lease is hereby described as all that lot, piece or parcel of land lying, being and situated in the County of Middlesex, State of Massachusetts, more particularly described as follows:

WESTERLY	By the easterly line of New Boston Street, five hundred sixty-four and 07/100 feet;

NORTHEASTERLY	by lot 3 as shown on the plan hereinafter mentioned, six hundred seventy one and 08/100 feet;

NORTHEASTERLY	again, four hundred ninety and 88/100 feet by land now or formerly of the Boston and Maine Railroad;

SOUTHERLY	sixty-eight and 93/100 feet by land now or formerly of the Boston and Maine Railroad; and

SOUTHWESTERLY and SOUTHERLY	by land now formerly of Stanislaw Stefanowich, six hundred seventy-one and 34/100 feet.

Said parcel is shown as lot 21 on said plan (Plan No. 7312-I).

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 859, Page 65, with Certificate 145815.

EXHIBIT "B"

LANDLORD'S WORK

           A.       Landlord agrees to do all work required of Landlord hereunder ("Landlord's Work") in accordance with the Approved Plans, which Landlord's Work shall include, without limitation, all of the following:

                     (1)     The Premises shall be substantially completed in accordance with the Approved Plans, with all utility services, equipment and systems (the equipment and systems being referenced in the Approved Plans), all herein fully operational.

                     (2)     The Premises shall be delivered to Tenant by Landlord in a neat and clean condition, lien free and free of all tenants and occupants.

                     (3)     The paving and striping of parking areas and installation of light standards shall be substantially completed; in addition, such street, storm drainage, traffic signalization, and other offsite improvements required for the Premises to open for business and Tenant to receive the "Certificate of Occupancy" (as defined in Paragraph D below) shall be substantially completed.

           (4)     The Premises shall be in full compliance with all laws, codes, regulations and other governmental requirements including, without limitation, the "Americans with Disabilities Act," and Tenant shall be in a position to receive the Certificate of Occupancy from the appropriate municipal authority. Notwithstanding the foregoing, Tenant shall be responsible for obtaining the use permit from the appropriate municipality to enable Tenant to use and operate the Premises as an equipment rental, leasing and sales facility and any related uses including, but not limited to, the business of renting, selling, leasing, distributing, storing (indoor and outdoor), servicing or repairing new or used equipment, spare parts and related supplies to industrial, manufacturing and construction customers and related general office use ("Tenant's Use Permit"). Should Tenant be unable after good faith efforts, to obtain Tenant's Use Permit prior to the Lease Commencement Date, then Tenant shall, at Tenant's option have the right to terminate this Lease upon ten business days notice and the parties shall be released from all liability hereunder except for those indemnities that specifically survive expiration or termination of the Lease hereunder.

The term "substantially complete" or "substantially completed" or words of similar import used herein to describe a work of improvement shall mean that the particular work of improvement has been completed in accordance with the Approved Plans, excepting only minor "punch list" items, the completion, repair or correction of which do not have a material, adverse effect on the use and/or occupancy of the building or other improvement and, in the case of the Premises, will also not materially hinder or delay Tenant's fixturization and preparation of the Premises for Tenant's intended use thereof.

           B.       Landlord and Tenant agree that any changes to the Approved Plans shall require the prior written approval of Tenant. Tenant shall further be entitled to make changes to the Approved Plans ("Change Orders"), provided that Tenant shall be responsible for the reasonable increased cost of construction and amount of delay in the Delivery Date, if any, which is occasioned by such revisions. Upon receipt of Tenant's request for a Change Order and prior to implementing same, Landlord shall provide Tenant with a written estimate of the amount of cost to implement same and the amount of delay that will be incurred (if any) in the Delivery Date. The cost of the Change Order shall be the lesser of the actual cost to implement same or the amount shown in Landlord's estimate. Any change to the Approved Plans that results in a cost savings to Landlord shall be netted against any Change Orders which increased the cost of construction. The reconciliation of the Change Orders shall be made within thirty (30) days of the Delivery Date and added to the cost of Landlord's Work hereunder. Change Orders which have not been approved in writing by Tenant shall be permitted or allowed hereunder, except for minor changes in Landlord's Work made by Landlord (which Tenant has received prior written notice of ) due to field conditions which do not increase the cost of Landlord's Work, delay the Estimated Delivery Date of the Premises to Tenant or decrease the quality of Landlord's Work hereunder.

           C.       Landlord shall obtain all governmental permits, approvals, authorizations and entitlement required for performance of Landlord's Work and occupancy of the Premises for the purposes permitted under the terms of this Lease (collectively "Permits"), except that Tenant shall be responsible for obtaining Tenant's Use Permit hereunder. Landlord shall furnish to Tenant copies of all Permits within fifteen (15) days after issuance of same, but in no event later than the Delivery Date.

           D.       Notwithstanding (i) any provisions of this Lease to the contrary, (ii) the delivery to Tenant of an architect's certificate of completion or a certificate of completion by Tenant's general contractor and (iii) any tender of delivery of possession of the Premises, Landlord's Work shall not be deemed substantially complete, the Delivery Date shall not be deemed to have occurred, Tenant shall have no obligation to accept possession of the Premises until a final and unconditional certificate of occupancy (or its equivalent) has been issued ("Certificate of Occupancy").

           E.       If Tenant in its discretion elects to open for business to the public prior to issuance of the Certificate of Occupancy, then Rent and any other charge or amount that is payable under this Lease shall fully abate during any periods in which there is material interference with Tenant's occupancy of the Premises or the conduct of its business operations therein by reason of the action of governmental authority which results from the absence of the Certificate of Occupancy or completion of Landlord's Work. Further, in the event that Tenant elects to open for business to the public although Landlord's Work has not been substantially completed, Rent and any other charge or amount that is payable under this Lease shall fully abate until such time as Landlord's Work has been substantially completed.

                     Tenant's election to open for business prior to issuance of the Certificate of Occupancy or prior to substantial completion of Landlord's Work shall not be construed as a waiver of Landlord's obligation to complete Landlord's Work.

           F.       Tenant shall have the right to come onto the Premises in order to observe the performance of Landlord's Work, take measurements and commence Tenant's preparation of the premises for Tenant's occupancy, even while Landlord is completing Landlord's Work, but such entry by Tenant shall be at Tenant's sole risk and shall not be deemed a waiver of Landlord's obligation fully to complete Landlord's Work. Any such entry and work performed by Tenant prior to the Delivery Date shall be performed in a manner which does not materially interfere with the completion of Landlord's Work. Landlord and Tenant agree, to the extent reasonably possible, to coordinate their work in the Premises to the end that Landlord's Work may be completed on the earliest date reasonably practicable.

           G.       Landlord shall unconditionally guarantee all work performed by or for Landlord in the construction of Landlord's Work against defective workmanship and materials for the period of one (1) year from the commencement of the Lease Term. Landlord shall assign to Tenant any and all guarantees of workmanship and materials for items that Tenant is required to maintain hereunder which it may receive, and Landlord shall use its best efforts to enforce unexpired, non-assignable warranties and guarantees at Tenant's request and on Tenant's behalf, but such assignment shall not relieve Landlord of any obligations provided in this Lease.

EXHIBIT "C"

ACKNOWLEDGMENT OF LANDLORD AND TENANT

Landlord and Tenant acknowledge and confirm the following:

1.	Lease Commencement-Date:

2.	Lease Expiration Date:

3.	Rent:

LANDLORD: TREC, LLC, a Massachusetts limited liability company By: Bryan T. Rich, Manager Date:	TENANT: NATIONSRENT USA, INC., a Delaware corporation By: Name: Title: Date:

EXHIBIT "D"

FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN TO:

Theresa M. McLaughlin, Esq.
Akerman, Senterfitt & Eidson, P.A.
450 East Las Olas Boulevard, Suite 950
Fort Lauderdale, Florida 33301

SPACE ABOVE THIS LINE FOR
RECORDER'S USE

MEMORANDUM OF LEASE

(Woburn, Massachusetts)

           THIS MEMORANDUM OF LEASE by and between TREC, LLC, a Massachusetts limited liability company, the address of which is 217 Whitney Street, Northboro, Massachusetts 05132 (hereinafter called "Landlord"), and NATIONSRENT USA, INC., a Delaware corporation, the address of which is 450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301 (hereinafter called "Tenant").

           Landlord has granted to Tenant a lease which includes, among others, the following provisions:

1.	Date of Lease: December 7, 1999.
2.	Description of leased Premises: See Exhibit "A" attached hereto.
3.	Lease Commencement Date: December 7, 1999.
4.	Term: Fifteen (15) Years.
5.	Renewal Options: Two (2) five (5) year renewal options.
6.	The Lease contains a right of first refusal and an option to purchase both in favor of Tenant.

7.	The Lease contains the following provision:

Liens. All persons are put on notice of the fact that Tenant under no circumstances shall have the power to subject the interest of Landlord in the Premises to any mechanic's or materialman's lien or liens of any kind. All persons who hereafter, during the life of this Lease, may furnish work, services or materials to the Premises upon the request or order of Tenant or any person claiming under, by or through Tenant, must look wholly to the interest of Tenant and not to that of Landlord.

Tenant covenants and agrees with Landlord that Tenant will not permit or suffer to be filed or claimed against the interest of Landlord in the Premises during the continuance of this Lease, any lien or liens of any kind by any person claiming under, by, through or against Tenant; and if any such lien is claimed or filed, it shall be the duty of Tenant, within sixty (60) days after the claim of lien or suit claiming a lien has been filed, to cause the Premises to be released from such claim, either through payment or through bonding with corporate surety or through the deposit into court, pursuant to statute, of the necessary sums of money, or in any other way that will effect the release of Landlord's interest in the Premises from such claim.

           The purpose of this Memorandum of Lease is to give record notice of the Lease and of the rights created thereby, all of which are hereby confirmed.

           IN WITNESS WHEREOF the parties have executed this Memorandum of Lease as of the dates set forth in their respective acknowledgments.

Witnesses: Print Name: Print Name:	LANDLORD: TREC, LLC, a Massachusetts limited liability company By: Name: Title:

STATE OF                                     )
                                                        ) ss:
COUNTY OF                                 )

           The foregoing instrument was acknowledged before me this       day of                , 2000, by Bryan T. Rich, the Manager of TREC, LLC, a Massachusetts limited liability company. He is personally known to me or has produced a driver's license as identification.

Notary Public Print Name Commission No.: My Commission Expires:

Witnesses: Print Name: Print Name:	TENANT: NATIONSRENT USA, INC., a Delaware corporation By: Name: Bryan T. Rich Title: Manager

STATE OF FLORIDA                   )
                                                        ) ss:
COUNTY OF BROWARD            )

           The foregoing instrument was acknowledged before me this       day of                , 2000, by                                                                              as                                                        of NATIONSRENT USA, INC., a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.

Notary Public Print Name Commission No.: My Commission Expires:

EXHIBIT "E"

TITLE EXCEPTIONS

1.	Commercial Real Estate Mortgage from 195 New Boston Street, LLC to Warren Five Cents Savings Bank dated December 10, 1988, in the original principal amount of $800,000.00, filed as Land Court Document #1089410 (sh 42).

a.	Conditional Assignment of Leases and Rents filed as Land Court Document #1089411 (sh 46).

2.	UCC-1 secured by Warren Five Cents Savings Bank against 195 New Boston Street, LLC, filed December 11, 1998, as Land Court Document #1089412 (sh 49).

EXHIBIT "F"

FORM OF NON-DISTURBANCE AGREEMENT

RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN TO:

Theresa M. McLaughlin, Esq.
Akerman, Senterfitt & Eidson, P.A.
450 East Las Olas Boulevard, Suite 950
Fort Lauderdale, Florida 33301

SPACE ABOVE THIS LINE FOR
RECORDER'S USE

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

(Woburn, Massachusetts)

           THIS SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made and entered into this the       day of                , 2000, by NATIONSRENT USA, INC., a Delaware corporation, the address of which is 450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301 ("Tenant"),                                                        ("Lender") and TREC, LLC, a Massachusetts limited liability company, the address of which is 217 Whitney Street, Northboro, Massachusetts 05132 ("Landlord").

R E C I T A L S:

           WHEREAS, Landlord and Tenant executed a Lease dated as of December 7, 1999 (the "Lease"), in favor of Tenant, a memorandum of which may be recorded simultaneously herewith, covering Premises therein described located on a parcel of real estate, the legal description of which is attached hereto and incorporated herein by this reference as Exhibit "A" (said parcel of real estate and the Premises being sometimes collectively referred to herein as the "Property"); and

           WHEREAS, Landlord has executed a                                                        (the "Mortgage") dated                                             and recorded on                                             at Book                                 , Page                                 , of the                                             Records of                                                        County, State of                                             in favor of Lender, payable upon the terms and conditions described therein; and

           WHEREAS, it is a condition to said loan that said Mortgage shall unconditionally be and remain at all times a lien or charge upon the Property, prior and superior to the Lease and to the leasehold estate created thereby; and

           WHEREAS, the parties hereto desire to assure Tenant's possession and control of the Property under the Lease upon the terms and conditions therein contained;

           NOW, THEREFORE, for and in consideration of the mutual covenants and premises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed by the parties hereto, the parties hereto do hereby agree as follows:

A G R E E M E N T:

           l.       The Lease is and shall be subject and subordinate to the Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all future advances made thereunder.

           2.       Should Lender become the owner of the Property, or should the Property be sold by reason of foreclosure, or other proceedings brought to enforce the Mortgage which encumbers the Property, or should the Property be transferred by deed in lieu of foreclosure, or should any portion of the Property be sold under a trustee's sale, the Lease shall continue in full force and effect as a direct lease between the then owner of the Property covered by the Mortgage and Tenant, upon, and subject to, all of the terms, covenants and conditions of the Lease for the balance of the Term thereof remaining, including any extensions therein provided. Tenant does hereby agree to attorn to Lender or to any such owner as its landlord, and Lender hereby agrees that it will accept such attornment.

           3.       Notwithstanding any other provision of this Agreement, Lender shall not be (a) liable for any default of any landlord under the Lease (including Landlord), except that Lender agrees to cure any default of Landlord that is continuing as of the date Lender forecloses the Property within thirty (30) days from the date Tenant delivers written notice to Lender of such continuing default, unless such default is of such a nature to reasonably require more than thirty (30) days to cure and then Lender shall be permitted such additional time as is reasonably necessary to effect such cure, provided Landlord diligently and continuously proceeds to cure such default; (b) subject to any offsets or defenses which have accrued prior to the date of foreclosure, unless Tenant shall have delivered to Lender written notice of the default which gave rise to such offset or defense and permitted Lender the same right to cure such default as permitted Landlord under the Lease; (c) bound by any Rent that Tenant may have paid under the Lease more than one month in advance; (d) bound by any amendment or modification of the Lease hereafter made without Lender's prior written consent; (e) responsible for the return of any security deposit delivered to Landlord under the Lease and not subsequently received by Lender.

           4.       If Lender sends written notice to Tenant to direct its Rent payments under the Lease to Lender instead of Landlord, then Tenant agrees to follow the instructions set forth in such written instructions and deliver Rent payments to Lender; however, Landlord and Lender agree that Tenant shall be credited under the Lease for any Rent payments sent to Lender pursuant to such written notice.

           5.       All notices which may or are required to be sent under this Agreement shall be in writing and shall be sent by first-class certified U.S. mail, postage prepaid, return receipt requested, and sent to the party at the address appearing below or such other address as any party shall hereafter inform the other party by written notice given as set forth above:

If to Landlord:	TREC, LLC 217 Whitney Street Northboro, Massachusetts 05132

with a copy to:	M. Robert Queler, Esq. 865 Providence Highway Dedham, Massachusetts 02026

If to Tenant:	NationsRent USA, Inc. 200 East Broward Boulevard, 21st Floor Fort Lauderdale, Florida 33301 Attn: Jorge L. Martin, Vice President of Real Estate and Construction

with a copy to:	NationsRent, Inc. 450 East Las Olas Boulevard, Suite 1400 Fort Lauderdale, Florida 33301 Attn: Joseph H. Izhakoff, Esq.

with a copy to:	Akerman, Senterfitt & Eidson, P.A. 350 East Las Olas Boulevard, Suite 1600 Fort Lauderdale, Florida 33301-4200 Attn: Theresa M. McLaughlin, Esq.

Lender:

All notices delivered as set forth above shall be deemed effective three (3) days from the date deposited in the U.S. mail.

           6.       Said Mortgage shall not cover or encumber and shall not be construed as subjecting in any manner to the lien thereof any of Tenant's improvements or trade fixtures, furniture, equipment or other personal property at any time placed or installed in the Premises. In the event the Property or any part thereof shall be taken for public purposes by condemnation or transfer in lieu thereof or the same are damaged or destroyed, the rights of the parties to any condemnation award or insurance proceeds shall be determined and controlled by the applicable provisions of the Lease.

           7.       This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, heirs and assigns and any subsequent owner of the Property secured by the Mortgage.

           8.       Should any action or proceeding be commenced to enforce any of the provisions of this Agreement or in connection with its meaning, the prevailing party in such action shall be awarded, in addition to any other relief it may obtain, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorney's fees.

           9.       Tenant shall not be enjoined as a party/defendant in any action or proceeding which may be instituted or taken by reason or under any default by Landlord in the performance of the terms, covenants, conditions and agreements set forth in the Mortgage.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Witnesses Print Name: Print Name:	LENDER: a By: Name: Title:

STATE OF                                     )
                                                        ) ss:
COUNTY OF                                 )

           The foregoing instrument was acknowledged before me this       day of                , 2000, by                                             as                                  of                                            , a                                  corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.

Notary Public Print Name Commission No.: My Commission Expires:

Witnesses: Print Name: Print Name:	TENANT: NATIONSRENT USA, INC., a Delaware corporation By: Name: Title:

STATE OF FLORIDA                   )
                                                        ) ss:
COUNTY OF BROWARD            )

           The foregoing instrument was acknowledged before me this       day of                , 2000, by                                                                  , as                                             of NATIONSRENT USA, INC., a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.

Notary Public Print Name Commission No.: My Commission Expires:

Witnesses: Print Name: Print Name:	LANDLORD: TREC, LLC, a Massachusetts limited liability company By: Name: Bryan T. Rich Title: Manager

STATE OF                                     )
                                                        ) ss:
COUNTY OF                                 )

           The foregoing instrument was acknowledged before me this       day of                , 2000, by Bryan T. Rich, the Manager of TREC, LLC, a Massachusetts limited liability company. He is personally known to me or has produced a driver's license as identification.

Notary Public Print Name Commission No.: My Commission Expires:

EXHIBIT "G"

LANDLORD'S DELIVERIES

1.	Copy of prior title policy or other title work and copy of legal description.

2.	Copy of prior survey.

3.	Copy of prior environmental report.

4.	Copy of prior soil or other geotechnical reports, if any.

5.	Copy of real estate tax bill.

EXHIBIT "H"

TERMS FOR PURCHASE AND SALE

           If Tenant exercises the Option to Purchase contained in Section 12 of the Lease, the closing of the transfer of the Premises shall be controlled by the following provisions. Capitalized terms not defined herein shall have the meaning given them in the Lease to which this Exhibit is attached.

1.	PROPERTY DESCRIPTION:

(a)	Premises: the property described on Exhibit "A" to the Lease.

(b)	Personal Property: ("None" if blank).

2.	PURCHASE PRICE: Landlord and Tenant agree to act reasonably and in good faith to negotiate a Purchase Price for the Premises that will be equal to the then current fair market value of the Premises. In the event the parties are unable to reach an agreement with respect to the Purchase Price within fifteen (15) days of the Purchase Notice provided under Section 12 of the Lease between Landlord and Tenant, then either party may notify the other of its intent to have the Purchase Price determined by appraisal. Such notice must identify the appraiser retained to make such determination, which appraiser must be engaged full time as a real estate appraiser and must be a member of the American Institute of Real Estate Appraisers. A copy of such appraiser's report indicating the appraised fair market value of the Premises shall be delivered, upon receipt, to the other party. Such other parry shall then have thirty (30) days to retain a second appraiser to make a separate determination and to submit a separate report indicating the fair market value of the Premises. Such second appraiser must also be engaged full time as a real estate appraiser and must also be a member of the American Institute of Real Estate Appraisers. A copy of such second appraiser's report shall be delivered, upon receipt, to the other party. If the appraised fair market value of the Premises according to such two (2) appraisal reports vary by twenty-five (25%) percent or less, then the fair market values indicated in the two (2) reports shall be averaged and the value thus obtained, shall, for all purposes, conclusively fix and be the Purchase Price. If such values vary by more than twenty-five (25%) percent then such two (2) appraisers shall select a third appraiser, similarly qualified, who shall determine the fair market value of the Premises, such determination to be conclusive on the parties. If the two (2) appraisers fail to appoint such third appraiser within thirty (30) days after delivery of the second appraiser's report, the third appraiser shall be appointed by the presiding judge of the state court of general jurisdiction for the county in which the Premises are located, and such third appraiser shall then individually determine the fair market value of the Premises, such determination to be binding upon each of the parties. It is expressly agreed that the determination of the fair market value of the Premises by a third appraiser (whether appointed by the prior two (2) appraisers or such presiding judge) shall be a value that must be between the values determined by the results of the prior two (2) appraisers, and the submission of the dispute to such third appraiser shall so provide. It is further expressly acknowledged, understood and agreed that such appraisals shall determine the actual fair market value of the Premises for the purposes of determining the Purchase Price to be paid under the Option to Purchase. The Appraisers should not consider the existence of the Lease, or the options to extend the Term or to purchase the Premises in arriving at the fair market value of the Premises. The fair market value of the Premises as determined by the above procedure shall be the Purchase Price for the Premises. Each party shall pay all costs, fees and expenses of the appraiser appointed by it, and fifty (50%) percent of the costs, fees and expenses of the third appraiser, if any. The Closing Date of the sale and purchase shall be extended as necessary to complete the procedure set forth above, and if extended, the Closing shall occur fifteen (15) days after the Purchase Price is finally determined. Notwithstanding any provision of this Exhibit E to the contrary, the parties hereto agree that the fair market value shall not be less than the sum of (a) the purchase price paid by the Landlord for the Premises prior to the commencement of the term of the Lease and (b) the unreimbursed costs and expenses of improvements to the Premises incurred by Landlord.

3.	EFFECTIVE DATE: The date of Contract ("Effective-Date") swill be the date when the Tenant has delivered a Purchase Notice to the Landlord.

4.	PAYMENT OF PURCHASE PRICE: The Purchase Price, subject to applicable adjustments and prorations, shall be paid to Landlord on the Closing Date by certified or cashier's check or by wire transfer.

5.	CLOSING DATE: This transaction shall be closed and the deed and other closing papers delivered on the sixtieth (60) day after the Effective Date unless modified by other provisions of these Terms for Purchase and Sale (these "Purchase Terms")

6.	RESTRICTIONS; EASEMENTS; LIMITATIONS: Tenant shall take title subject to: comprehensive land use plans, zoning, restrictions, prohibitions and other requirements imposed by governmental authority; restrictions and matters appearing on the plat or otherwise common to the subdivision; public utility easements of record servicing the Premises; taxes for year of closing and subsequent years; assumed mortgages identified in the Purchase Notice, if any; provided that there exists at closing no violation of the foregoing and none prevents use of the Premises for purposes identified in Section 11.17 of the Lease.

7.	OCCUPANCY: Landlord warrants that there are no parties in occupancy other than Tenant and any party claiming under Tenant and Landlord shall deliver sole occupancy of the Premises to Tenant at time of closing, except for any parties in possession under agreements with Tenant.

8.	ASSIGNABILITY: Tenant may assign its rights under this agreement to the same extent and in the same manner as provided in Section 9 of the Lease.

9.	EVIDENCE OF TITLE: Within twenty (20) days of receipt of a Purchase Notice, Landlord shall deliver to Tenant a copy of Landlord's existing owner's title insurance policy and all endorsements thereto. Within thirty (30) days after the Purchase Notice, Tenant at Tenant's expense shall obtain a title insurance commitment (with legible copies of instruments listed as exceptions attached thereto) issued by a title insurer licensed in the state where the Premises is located agreeing to issue Tenant, upon recording of the deed to Tenant, an owner's policy of title insurance in the amount of the Purchase Price, insuring Tenant's title to the Premises, subject only to liens, encumbrances, exceptions or qualifications provided in these Purchase Terms and those to be discharged by Landlord at or before closing. Landlord shall convey marketable title subject only to liens, encumbrances, exceptions or qualifications provided in these Purchase Terms. Marketable title shall be determined according to applicable law. Tenant shall have thirty (30) days from date of receiving evidence of title to examine it. If title is found defective, Tenant shall within three (3) days thereafter, notify Landlord in writing specifying defect(s). If the defect(s) render title unmarketable, Landlord will have thirty (30) days from receipt of notice to remove the defects, failing which Tenant shall, within five (5) days after expiration of the thirty (30) day period, deliver written notice to Landlord either: (1) extending the time for a reasonable period not to exceed one hundred twenty (120) days within which Landlord shall use diligent effort to remove the defects; or (2) terminating Tenant's exercise of the Option to Purchase the Premises. If Tenant fails to so notify Landlord, Tenant shall be deemed to have accepted the title as it then is. Landlord shall, if title is found unmarketable, use diligent effort to correct defect(s) in the title within the time provided therefor. If Landlord is unable to timely correct the defects, Tenant shall either waive the defects or terminate the exercise of the Option to Purchase, thereby releasing Tenant and Landlord from all further obligation under these Purchase Terms.

10.	SURVEY: Tenant, at Tenant's expense, within time allowed to deliver evidence of title and to examine same, may have the Premises surveyed and certified by a surveyor registered in the state where the Premises is located. If survey discloses encroachment on the Premises or that improvements located on the Premises encroach on setback lines, easements, lands of others or violate any restrictions, covenants of these Purchase Terms or applicable governmental regulation, the same shall constitute a title defect.

11.	INGRESS AND EGRESS: Landlord warrants and represents that there is ingress and egress to the Premises sufficient for its intended use as described in Section 11.17 of the Lease, title to which is in accordance with Section 9 of these Purchase Terms.

12.	LIENS: Landlord shall furnish to Tenant at time of closing an affidavit attesting to the absence, unless otherwise provided for herein, of any financing statement, claims of lien or potential lienors arising as the result of any action or inaction of Landlord and further attesting that there have been no improvements or repairs to the Premises by Landlord for ninety (90) days immediately preceding date of closing. If the Premises has been improved or repaired by Landlord within that time, Landlord shall deliver releases or waivers of construction liens executed by all general contractors, subcontractors, suppliers and materialmen in addition to Landlord's lien affidavit setting forth the names of all such general contractors, subcontractors, suppliers and materialmen, further affirming that all charges for improvements or repairs incurred by Landlord which could serve as a basis for a construction lien or a claim for damages have been paid or will be paid at closing of these Purchase Terms.

13.	PLACE OF CLOSING: Closing shall be held in the county where the Premises are located at the office of the attorney or other closing agent designated by Tenant.

14.	TIME: In computing time periods of less than six (6) days, Saturdays, Sundays and state or national legal holidays shall be excluded. Any time periods provided herein which shall end on a Saturday, Sunday or a legal holiday shall extend to 5:00 p.m. on the next business day. Time is of the essence in these Purchase Terms.

15.	DOCUMENTS FOR CLOSING: Landlord shall furnish the deed, bill of sale, construction lien affidavit in compliance with Section 12 of these Purchase Terms, owner's possession affidavit, FIRPTA affidavit, assignments of leases, tenant and mortgagee estoppel letters and corrective instruments. Each party shall execute a closing statement.

16.	EXPENSES: Transfer taxes, fees, documentary stamps and surtax on the deed and recording of corrective instruments shall be paid by Landlord. Recording of deed shall be paid by Tenant. Unless otherwise provided by law or rider to these Purchase Terms, charges for the following related title services, namely title or abstract charge, title examination, and settlement and closing fee, shall be paid by the party responsible for furnishing the title evidence in accordance with Section 9 of these Purchase Terms. Tenant shall pay the premium for the owners title insurance policy insuring Tenant's interest.

17.	PRORATIONS; CREDITS: Taxes, assessments, rent, interest, insurance and other expenses of the Premises shall be prorated through the day before closing unless they are the responsibility of Tenant under the Lease, in which case they shall not be prorated. Tenant shall have the option of taking over existing policies of insurance, if assumable, in which event premiums shall be prorated. Cash at closing shall be increased or decreased as may be required by prorations to be made through the day prior to closing. Advance rent and security deposits will be credited to Tenant. Escrow deposits held by any mortgagee will be credited to Tenant if Tenant has provided the funds for the escrow, otherwise they will be paid to Landlord. Taxes shall be prorated based on the current year's tax with due allowance made for maximum allowable discount, homestead and other exemptions. If closing occurs at a date when the current year's millage is not fixed and current years assessment is available, taxes will be prorated based upon such assessment and the prior year's millage. If the current year's assessment is not available, then taxes will be prorated on the prior year's tax. Tax proration based on an estimate shall, at request of either party, be readjusted upon receipt of tax bill on condition that a statement to that effect is signed at closing.

18.	SPECIAL ASSESSMENT LIENS: Certified, confirmed and ratified special assessment liens as of date of closing (not as of Effective Date) are to be paid by Landlord unless they are the responsibility of Tenant under the Lease. Pending liens as of date of closing shall be assumed by Tenant. If the improvement has, been substantially completed as of Effective Date, any pending lien shall be considered certified, confirmed or ratified and Landlord shall, at closing, (unless such lien is the responsibility of Tenant under the Lease) be charged an amount equal to the last estimate or assessment for the improvement by the public body.

19.	RISK OF LOSS: If the Premises is damaged by fire or other casualty before closing and cost of restoration does not exceed fifty (50%) percent of the assessed valuation of the Premises so damaged, cost of restoration shall be an obligation of the Landlord and closing shall proceed pursuant to the terms of these Purchase Terms with restoration costs escrowed at closing. If the cost of restoration exceeds fifty (50%) percent of the assessed valuation of the Premises so damaged, Tenant shall have the option of either taking the Premises as is, together with any insurance proceeds payable by virtue of such loss or damage, or of terminating the exercise of the Option to Purchase.

20.	ATTORNEY'S FEES; COSTS: In any litigation, including breach, enforcement or interpretation, arising out of these Purchase Terms, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party reasonable attorney's fees, costs and expenses.

21.	FAILURE OF PERFORMANCE: If Tenant fails to perform these Purchase Terms within the time specified, Landlord may elect to terminate the exercise of the Option to Purchase and be relieved of all obligations under these Purchase Terms. If for any reason other than failure of Landlord to make Landlord's title marketable after diligent effort, Landlord fails, neglects or refuses to perform these Purchase Terms, the Tenant may seek specific performance or may terminate the exercise of the option, whereupon Landlord shall reimburse Tenant for all costs and expenses in connection with Tenant's exercise of the Option to Purchase. In the event either party terminates the exercise of the Option to Purchase as set forth herein, the parties shall continue to be bound by the terms and provisions of the Lease, as time same shall apply.

22.	PERSONS BOUND; NOTICE: These Purchase Terms shall bind and inure to the benefit of the parties and their successors in interest. Whenever the context permits, singular shall include plural and one gender shall include all. Notice given by or to the attorney for any party shall be as effective as if given by or to that party.

23.	CONVEYANCE: Landlord shall convey title to the Premises by limited warranty deed, subject only to matters contained in Section 6 of these Purchase Terms and those otherwise accepted by Tenant. Personal Property shall, at the request of Tenant, be transferred by an absolute bill of sale with warranty of title, subject only to such matters as may be otherwise provided for herein.

24.	OTHER AGREEMENTS: No prior or present agreements or representations shall be binding upon Tenant or Landlord unless included in these Purchase Terms. No modification to or change in these Purchase Terms shall be valid or binding upon the parties unless in writing and executed by the party or parties intended to be bound by it.

25.	ENVIRONMENTAL REPRESENTATIONS AND INSPECTIONS: Landlord hereby represents and warrants to Tenant (the "Representations") that, exclusive of Tenant's and Tenant's employee's, agent's and invitee's actions or inactions: (l) the Premises and all uses of the Premises have been, and presently are, in compliance with all federal, state, and local Environmental Laws; (2) no Hazardous Materials have been generated, stored, treated or transferred on the Premises, except in the ordinary course of business and in compliance with Environmental Laws; (3) Landlord has no knowledge of any spill or Environmental Law violation on any property contiguous to or in the vicinity of the Premises to be sold to Tenant; and (4) Landlord has not received or otherwise obtained knowledge of any spill or contamination on the Premises, any existing or threatened environmental lien against the Premises, or any lawsuit, proceeding, or investigation regarding the handling of Hazardous Materials on the Premises.

26.	WARRANTY: Landlord warrants that there are no facts known to Landlord materially affecting the value of the Premises which are not readily observable by Tenant or which have not been disclosed to Tenant or that have not been created by Tenant, its employees and agents.

EXHIBIT "I"
COPY OF PRIME LEASE

LEASE AGREEMENT

           THIS LEASE AGREEMENT (the "Lease") is made this 12th day of August, 1999, by and between 195 New Boston Street, LLC, a Massachusetts limited liability company (hereinafter called "Landlord"), and TREC, LLC, Inc., a Massachusetts limited liability company, with a principal place of business at 800 Hartford Turnpike, Shrewsbury, MA 01545 and/or its assigns (hereinafter called "Tenant").

W I T N E S S E T H:

           Landlord, for and in consideration of the rentals herein promised to be paid by Tenant and the covenants, conditions and agreements herein contained to be kept and performed by Tenant, does hereby let and rent to Tenant, and Tenant does hereby take and lease as Tenant of the Landlord, the premises hereinafter described for the term, at the rental and upon the terms and conditions hereinafter set forth:

SECTION 1
PARTIES

           1.1     Landlord. Landlord warrants that it owns the Premises and has full right and power to execute and deliver this Lease without the consent or agreement of any other person, and that those persons executing this Lease on behalf of Landlord have the right and power to execute and deliver this Lease.

           1.2     Tenant. Tenant warrants that Tenant has full right and power to execute and deliver this Lease without the consent or agreement of any other person, and that those persons who have executed and delivered this Lease have the authority and power to execute this Lease on Tenant's behalf and deliver this Lease to Landlord.

SECTION 2
PREMISES

           2.1     Description. The premises herein leased (hereinafter called the "Premises") are legally described in Exhibit "A" attached hereto and made a part hereof. The Premises also include the building(s) and improvements located upon the land area described in Exhibit "B" and all rights appurtenant thereto. The Premises are located at 195 New Boston Street, Woburn, MA 01888.

           2.2     Quiet Enjoyment. Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the term of this Lease so long as Tenant complies with the provisions hereof.

SECTION 3
TERM; OPTION TO EXTEND

           3.1     Lease Commencement Date. The term of this Lease (the "Term") shall commence on or before December 1, 1999 (the "Lease Commencement Date"), and shall terminate on the date (the "Lease Termination Date") which is the last day of the month preceding the fifth (5th) anniversary date of the Lease Commencement Date unless extended by Tenant in accordance with any extension option contained in this Lease or any rider thereto or unless terminated at an earlier date by Tenant or Landlord pursuant to the terms hereof. Landlord shall give Tenant possession of the Premises, free of all tenants, on the Lease Commencement Date, or within sixty (60) days upon receipt from Tenant by written notice that the Tenant has received all necessary permits and approvals for the Tenant's proposed use of the premises.

           3.2     Extension Terms. Tenant shall have the right to extend the Term of this Lease for one (1) additional term of five (5) years (the "Extension Term") in its sole discretion upon delivering written notice to the Landlord of its intent to exercise this option to extend not less than 365 days before the expiration date of the initial Term. If Tenant exercises the Extension Term in the manner provided for in this paragraph then the Lease shall terminate five (5) years after the initial expiration period, and all provisions of this Lease shall be applicable to the Extension Terms.

           3.3     Option Rent. Upon the expiration of the Term of this Lease and provided that Tenant is not in default under any provision of this Lease beyond any applicable cure period, Tenant shall have the option to extend the term of this Lease for one consecutive term of five (5) years (the "Renewal Term") subject to the terms and conditions of the Lease except for the Fixed Rent, which will be determined in accordance with this Section 3.3. Tenant's option to renew the term of this Lease for the Renewal Term commencing on the expiration of the Term hereunder shall be on all of the same terms and conditions as are contained in the Lease except that fixed minimum annual rent during the Renewal Term shall be the "Fair Market Rent" for the Leased Premises determined as hereinafter provided. Tenant shall exercise such option by giving written notice thereof to Landlord not less than twelve (12) months prior to the expiration of the term of the Lease then in effect. Within thirty (30) days after receipt of Tenant's notice of exercise, Landlord shall give Tenant written notice of the Fair Market Rent proposed by Landlord for the Renewal Term. Within thirty (30) days of Landlord's notice of the Proposed Fair Market Rent, the Tenant may by written notice to the Landlord, (i) accept the proposed Fair Market Rent, (ii) revoke its election to renew the applicable term or (iii) reject the proposed Fair Market Rent and elect that Fair Market Rent be determined in accordance with the procedures set forth herein. Within ten (10) days after Tenant gives notice of its election under subsection (iii) above, each party, at its sole cost and by giving notice to other party, shall appoint a fully licensed and certified real estate appraiser with at least five (5) years commercial appraisal experience in Massachusetts to appraise and establish the Fair Market Rent for the Leased Premises. Fair Market Rent shall be based upon rent for comparable Buildings for comparable uses in the Greater Woburn area for a similar term taking into consideration factors such as the Building age, size, amenities and location. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Fair Market Rent for the Leased Premises for the Renewal Term. If the two appraisers are appointed by the parties as stated in this paragraph, they shall each submit, within fifteen (15) days of the appointment of the second appraiser, a written appraisal stating the Fair Market Rent for the Leased Premises. If the lower of the two appraisals is less than 10% lower than the higher appraisal, the average of the two appraisals will be deemed the Fair Market Rent for the Leased Premises. If the lower appraisal is more than 10% lower than the higher appraisal, then the two appraisers shall, within ten (10) days select a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one half of the cost of paying for the third appraiser's fee.

Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Fair Market Rent for the Leased Premises. If a majority of the appraisers are unable to set the Fair Market Rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the Fair Market Rent for the Leased Premises; unless the low appraisal and/or the high appraisal is/are more than 10% lower and/or higher than the middle appraisal, in which case the lower appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the Fair Market Rent for the Leased Premises. In no event shall the Fair Market Rent during the Renewal Term be lower than the Fair Market Rent for the last year of the Term.

           3.4     Prorations. If any payments, rights or obligations hereunder (whether relating to payment of rent, taxes, insurance, other impositions, or to any other provision of this Lease) relate to a period in part before the Lease Commencement Date or in part after the date of expiration or termination of the term, appropriate adjustments and prorations shall be made.

           3.5     Surrender at End of Term. Upon the last day of the lease Term or upon the earlier termination of this Lease pursuant to the provisions hereof and irrespective of when and how such termination occurs, Tenant shall surrender and deliver to Landlord the Premises, all buildings and improvements thereon, other than Tenant's Property, without delay, broom clean and in good order, condition and repair, reasonable wear and tear and damage due to insured casualty excepted and subject to the other terms of this Lease, whereupon Tenant shall have no further right, title or interest in and to said Premises. Any trade fixtures, business equipment, inventory, trademarked items, signs and other removable personal property located or installed in or on the Premises ("Tenant's Property") shall be removed by Tenant on or before the last day of the lease Term or upon the earlier termination of this Lease pursuant to the provisions hereof, and Tenant shall repair any damage occasioned by the removal of Tenant's Property. Landlord may remove and dispose of any of Tenant's Property remaining at the Premises after the expiration or termination of the Lease at the Tenant's expense.

           3.5.1   Security Deposit. Tenant agrees to deposit with Landlord at the execution hereof the sum of $31,000 as a security deposit to assure the Landlord of the full and prompt payment and performance of the Tenant's Obligations under this lease and throughout the term thereof. Landlord agrees to credit one half of the security deposit to the Tenant toward the rent payment due in the thirteenth (13) month of the lease, and thereafter the balance shall be credited to the Tenant, if and when, the Tenant purchases the property and a deed to that effect is recorded.

           3.7     The Tenant's Obligations hereunder are conditioned upon the Tenant successfully completing the following:

a)	The Tenant acknowledges that it has had the opportunity, to review of any and all environmental information which the Seller has in its possession, including an ROA report submitted by the Seller's environmental engineers to Mass. Dept. of Environmental Protection.

Unless the Tenant submits to the Landlord a fully executed proposal from a Licensed Site Professional by July 30th, 1999, for additional environmental studies to be performed on the Premises, at Tenant's sole expense to conduct, then any and all environmental contingencies to this lease shall be waived.

Should Tenant seek additional environmental studies, said work shall be performed by September 30, 1999. Tenant may access the site to conduct such reviews and studies, however, should any subsurface exploration be required, Tenant shall give Landlord twenty-four hour prior written notice thereof, a copy of an insurance certificate for all workman which Tenant brings to the site, an agreement to indemnify the Landlord from any all liability stemming from such investigations, and an agreement to restore the premises to its condition prior to any of the Tenant's work. Should the Tenant be dissatisfied wish the results of its review, it may terminate this agreement upon written notice to the Landlord, on or before September 30, 1999.

b)	Tenant expressly waives any and all structural or physical inspection of the building contingencies it may have had by executing this Lease.

c)	Tenant shall also have until September 30, 1999 to secure any and all necessary permits for its use from the City of Woburn and its related boards and commissions. Should the Tenant be unable to secure the necessary permits by September 30, 1999 the Tenant, upon written notice to the Landlord on or before September 30, 1999 shall be able to terminate this Agreement, but agrees to forfeit half of the security deposit paid herein, as consideration for taking the Property off the market during the Tenant's due diligence period.

d)	Should the Tenant seek to terminate this Lease, and complies with the terms of subsection a) of this paragraph, for environmental concerns, then the Tenant upon written notification to the Landlord on or before September 30, 1999, after submitting a copy of its environmental report to the Landlord, shall be untitled to a full refund of all deposits hereunder, and this Agreement shall be void without recourse to the parties.

SECTION 4
RENT

           4.1     Rent. Commencing on the Lease Commencement Date, Tenant covenants and agrees to pay to Landlord in lawful money of the United States of America, during each lease year, an annual rental per the following schedule:

     YEAR 1              15,500.00/monthly             $186,000.00 annually
     YEAR 2              16,145.83/monthly             $193,750.00 annually
     YEAR 3              16,791.67/monthly             $201,500.00 annually
     YEAR 4              17,437.50/monthly             $209,250.00 annually
     YEAR 5              18,083.33/monthly             $217,000.00 annually

The Rent shall be payable in equal monthly installments, in advance on or before the first day of each and every calendar month of the Term of this Lease. The Rent shall be paid in addition to and over and above all other payments to be made by Tenant herein. The first lease year shall be a full year commencing on the Lease Commencement Date and each following lease year shall be an annual period commencing on the anniversary date of the Lease Commencement Date. Appropriate proration shall be made if the Lease Commencement Date is not on the first day of a calendar month, or if the date of termination of the lease is not on the last day of a calendar month.

No payment of rent by Tenant shall be deemed late unless Landlord provides Tenant ten (10) days written notice that the amount remains due and outstanding. Late fees not to exceed 1.5% of the amount due for each month, may be assessed by Landlord beginning the fifteenth day after the amount is due provided the ten day written notice has been given by Landlord.

           4.2     Taxes.

                     (a)     Tenant shall be responsible for the payment of all real property taxes and assessments ("Real Estate Taxes") levied against the Premises by any governmental or quasi-governmental authority, which are due and payable during the Term hereof, except as set forth herein. For purposes of this Lease, "Real Estate Taxes" shall include any and all public charges against the Premises. Real Estate Taxes shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereinafter be levied on the Premises as a result of the use, ownership or operation of the Premises or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments. Any special assessments will be amortized over the maximum period allowed by law or applicable tax rules, whichever is longer, and Real Estate Taxes will include only the prorated and amortized amount, which becomes due during the Term hereof. Real Estate Taxes shall exclude any income, excess profits, single business, inheritance, succession, transfer, franchise, capital or other tax assessments upon Landlord or Landlord's interest in the Premises.

                     (b)     Tenant shall remit all payments for Real Estate Taxes directly to the taxing or assessing authority unless Landlord has paid the Real Estate Taxes to avoid interest or penalties accruing thereon, in which event the Real Estate Taxes shall be immediately due and payable to Landlord. Upon receipt of all tax bills and assessment bills attributed to any calendar year during the Term hereof Landlord shall furnish Tenant with a copy of the tax bill or assessment bill upon receipt so as to allow Tenant to take advantage of the maximum payment discount available, if Tenant so desires. Tenant shall provide written proof of payment of Real Estate Taxes at the time such payments are made.

                     (c)     Tenant will have the right to contest at its sole expense, the amount or validity, in whole or in part, of any tax that Tenant is required to pay, in whole or in part, by appropriate proceedings diligently conducted in good faith, only after paying such tax or posting such security that Landlord reasonably requires in order to protect the Premises against loss or forfeiture. Upon the conclusion of any such protest proceedings, Tenant will pay its share of the tax, as finally determined, in accordance with this Lease, the payment of which tax may have been deferred during the prosecution of the proceedings, together with any costs, fees, interest, penalties or other related liabilities. Landlord will not be required to join in any contest or proceedings unless the provisions of any law or regulations then in effect require that the proceedings be brought by or in the name of Landlord. In that event, Landlord will join in the proceedings or permit them to be brought in its name; however, Landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any contest or proceedings, including but not limited to reasonable attorney's fees and other reasonable professional fees and Tenant will indemnify Landlord against and save Landlord harmless from any such costs and expenses in this regard.

           4.3     Services and Utilities.

                     (a)     Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, electrical, janitorial, lighting or other services. In the event of any interruption, reduction or discontinuance of services (either temporarily or permanently), Landlord shall not be liable for damages to persons or property as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of Tenant.

                     (b)     Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal, building and liability insurance and other utilities and services supplied to the Premises, together with any taxes thereon.

SECTION 5
USE; COMPLIANCE WITH LAWS; MAINTENANCE AND REPAIRS

           5.1     Use of Premises. Tenant shall have the right to use the Premises for the purpose of the operation of an equipment rental, leasing and sales facility and any related uses including, but not limited to, the business of renting, selling, leasing, distributing, servicing or repairing new or used equipment, spare parts and related supplies to industrial, manufacturing, and construction customers, and/or, after obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, for any other lawful purpose, all uses of the Premises being subject, however, to all applicable laws. Notwithstanding the foregoing, Tenant shall not use or occupy the Premises in any manner or for any purpose which voids or makes voidable any insurance covering any portion of the Premises. Tenant shall not commit waste on the Premises and shall not use the Premises for any unlawful or improper purpose or in violation of any certificate of occupancy or for any purpose which may constitute a nuisance, public or private, nor suffer any dangerous article to be brought on the Premises without permits if permits are required and unless safeguarded as required by law.

           5.2     Compliance with Laws. Tenant shall reasonably, promptly and effectively comply with all applicable and lawful statutes, regulations, rules, ordinances, orders and requirements of any public official or agency having jurisdiction in respect of the Premises and Tenant's specific use thereof (herein referred to as governmental authorities). Landlord shall promptly give notice to Tenant of any written notice in respect of the Premises from governmental authorities. Tenant may, in good faith, and at its sole expense dispute the validity of any complaint or action taken pursuant to or under color of any of the foregoing, defend against the same, and in good faith diligently conduct any necessary proceedings to prevent and avoid any adverse consequence of the same Tenant agrees that any such contest shall be prosecuted to a final conclusion as speedily as possible, and Tenant will hold Landlord completely harmless with respect to any actions taken by any governmental authorities with respect thereto.

           5.3     Maintenance and Repairs by Tenant. Except as otherwise provided in Section 5.4 below, throughout the Term of this lease Tenant shall, at Tenant's sole cost and expense, keep the Premises and all improvements (if any) in good order, condition and repair and shall make or cause to be made all repairs to correct any damage thereto.

           5.4     Maintenance, Repair and Replacement by Landlord. Tenant shall be responsible for the maintenance, repair and replacement of (a) any structural components including, without limitation, the roof, roof membrane, load bearing walls and floor slabs and masonry walls and foundations, (b) the plumbing system, (c) the electrical system, (d) the utility lines and connections to the Premises, and (e) the sprinkler mains, if any. Further, Tenant shall be responsible for the replacement, maintenance and repair of the heating, ventilation, and air conditioning system.

Tenant shall reasonably, promptly and effectively comply with all applicable laws, ordinances, regulations and rules of any public authority relating to the Premises.

           5.5     Access; Inspection by Landlord. Landlord and its agents shall have the right at all reasonable times during the Term to enter the Premises for the purpose of inspecting the same, to show the Premises to prospective purchasers and lenders, to place "For Sale" signs thereon and, during the last 180 days of the Term, to show the Premises to prospective tenants and to place "For Rent" signs thereon. Landlord agrees not to interfere with Tenant's operation of the Premises during any such inspection and any signage placed on the Premises by Landlord shall not interfere with any of Tenant's signage or displays.

SECTION 6
ALTERATIONS; LIENS; SIGNAGE

           6.1     Alterations. Tenant shall not make any structural or non-structural alterations in the Premises without Landlord's prior written consent, not to be unreasonably withheld or delayed, without Landlord's consent; provided such alterations are made without cost to Landlord and provided further, that (a) no such alterations shall lessen the fair market value of the Premises, and (b) all alterations, additions or improvements shall be constructed in a workmanlike manner.

           6.2     Liens. All persons are put on notice of the fact that the Tenant under no circumstances shall have the power to subject the interest of the Landlord in the Premises to any mechanic's or materialman's lien or liens of any kind. All persons who hereafter, during the life of this Lease, may furnish work, services or materials to the Premises upon the request or order of the Tenant or any person claiming under, by or through the Tenant, must look wholly to the interest of the Tenant and not to that of the Landlord. Tenant covenants and agrees with Landlord that Tenant will not permit or suffer to be filed or claimed against the interest of the Landlord in the Premises during the continuance of this Lease any lien or liens of any kind by any person claiming under, by, through or against the Tenant; and if any such lien is claimed or filed, it shall be the duty of the Tenant, without regard to the validity of such lien, within thirty (30) days after the claim of lien or suit claiming a lien has been filed, to cause the Premises to be released from such claim, either through payment or through bonding with corporate surety or through deposit into court, pursuant to statute, of the necessary sums of money, or in any other way that will effect the release of the Landlord's interest in the Premises from such claim.

           6.3     Signage. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall have the absolute right to install such signage on the Premises as Tenant may deem necessary or appropriate, subject to appropriate governmental approvals with which Tenant shall comply at its sole expense. Landlord agrees to fully cooperate with Tenant, at Tenant's expense, in filing any required signage application, permit and/or variance for said signage or with respect to the Premises generally.

SECTION 7
INSURANCE

           7.1     Types of Insurance. Tenant shall, at its own cost and expense, carry the following insurance in respect of the Premises and improvements: (evidence thereof shall be provided to the Landlord at the execution hereof),

                     (a)     Comprehensive public liability insurance in an amount not less than $2,000,000.00 combined bodily injury and property damage liability.

                     (b)     With respect to improvements (if any), insurance against loss or damage by all risks including fire and other risks covered by fire insurance with extended coverage endorsements in an amount of the full insurable replacement value of such improvements (exclusive of cost of excavation, foundation, and footings below the ground floor and without deduction for depreciation) and in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under such policies of insurance.

                     7.2     Provisions Applicable to All Insurance. With respect to all insurance required to be maintained hereunder by Tenant:

                     (a)     Each such policy shall name Landlord, Tenant and any mortgagee as insured as their interests appear and shall contain a Standard Mortgagee Clause reasonably satisfactory to Landlord.

                     (b)     Tenant shall, at Tenant's sole cost and expense, observe and comply with all policies of insurance in force with respect to the Premises and improvements.

                     (c)     Upon Landlord's request, Tenant shall send to Landlord certificates of insurance or receipts or other evidence satisfactory to Landlord showing the payments of all premiums and other charges due thereon.

           7.3     Landlord's Right to Obtain Insurance. If Tenant shall fail to maintain any such insurance required hereunder, Landlord may, at Landlord's election, after ten (10) days written notice to Tenant, procure the same and make demand for immediate payment thereof, adding the premium cost to the monthly installment of rental next due, it being hereby expressly covenanted and agreed that payment by Landlord of any such premium shall not be deemed to waive or release the obligation of Tenant to make payment thereof. Tenant's failure to either procure or maintain the insurance required hereunder or to reimburse Landlord, after thirty (30) days written notice from Landlord to Tenant, shall constitute a default by Tenant under this Lease.

           7.4     Use of Insurance Proceeds. Any insurance proceeds recovered by reason of damage to or destruction of improvements on the Premises shall be made available to Tenant and must be used to repair, restore or replace the improvements so damaged or destroyed with any excess proceeds made available to Tenant. Subject to any documents previously executed with Landlord's lender.

           7.5     Damage or Destruction. If the improvements on the Premises are damaged to the extent of fifty (50%) percent or more of their insurable value, Tenant may, in its sole discretion, elect (a) to repair or restore the improvements, (b) to construct new improvements. If Tenant elects to repair or restore the improvements or construct new improvements, it shall do so promptly and shall receive no abatement of rent during such repair period, but in no event shall Tenant's repair, restoration or reconstruction exceed one hundred eighty (180) days.

           7.6     Subrogation: Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, workers' compensation and other insurance maintained by either of them at any time during the Term hereof insuring or covering the Premises, a waiver of all rights of subrogation which the insurer of the party might otherwise have, if at all, against the other party.

SECTION 8
EMINENT DOMAIN

           If any portion of the Premises which materially affects Tenant's ability to continue to use the remainder thereof for the purposes set forth herein, or which renders the Premises untenantable, is taken by right of eminent domain or by condemnation, or is conveyed in lieu of any such taking, then this Lease may be terminated at the option of Tenant. Such option shall be exercised by Tenant giving notice to Landlord of such termination within thirty (30) days after such taking or conveyance, whereupon this Lease shall forthwith terminate and the Rent shall be duly apportioned as of the date of such taking or conveyance. Upon such termination, Tenant shall surrender to Landlord the Premises and all of Tenant's interest therein under this Lease, and Landlord may re-enter and take possession of the Premises or remove Tenant therefrom. If any portion of the Premises is taken which does not materially affect Tenant's right to use the remainder of the Premises for the purposes set forth herein, this Lease shall continue in full force and effect, and Landlord shall promptly perform any repair or restoration work required to restore the Premises, insofar as possible, to its former condition, and the rental owing hereunder shall be adjusted, if necessary, in such just manner and proportion as the part so taken (and its effect on Tenant's ability to use the remainder of the Premises) bears to the whole. In the event of taking or conveyance as described herein, Landlord shall receive the award or consideration for the lands and improvements so taken; provided, however, that Landlord shall have no interest in any award made for Tenant's loss of business or value of its leasehold interest or for the taking of Tenant's fixtures or property, or for Tenant's relocation expenses. Landlord and Tenant shall cooperate with one another in making claims for condemnation awards.

SECTION 9
ASSIGNMENT AND SUBLETTING; ATTORNMENT; TENANT FINANCING

           9.1     Assignment by Landlord. At any time, Landlord may sell its interest in the Premises or assign this Lease or Landlord's reversion hereunder, either absolutely or as security for a loan, without the necessity of obtaining Tenant's consent or permission, but any such sale or assignment shall be at all times subject to this Lease and the rights of Tenant hereunder.

           9.2     Assignment and Subletting by Tenant. Tenant shall have the right to assign, sublet or otherwise transfer its interest in this Lease and its rights hereunder to any entity or person with Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

Tenant may assign, sublet or otherwise transfer its interest in this Lease without Landlord's consent, written or otherwise, to any (i) parent, subsidiary or affiliate of Tenant, or to a corporation or other business entity with which Tenant may merge, amalgamate or consolidate, or (ii) entity in which the Premises is intended to be leased back by such entity to Tenant or any parent, subsidiary or affiliate of Tenant, or to a corporation or other business entity with which Tenant may merge, amalgamate or consolidate. Notwithstanding any assignment of the Lease pursuant to the preceding two (2) sentences Tenant shall not be released from liability hereunder so long as the Lease is not modified or amended in any respect without the prior written approval of Tenant. This Lease contains no provision restricting, purporting to restrict or referring in any manner to a change in control or change in stockholders, directors, management or organization of Tenant, or any subsidiary, affiliate or parent of Tenant or, to the issuance, sale, purchase, public offering, disposition or recapitalization of the capital stock of Tenant, or any subsidiary, affiliate or parent of Tenant.

           9.3     Attornment. Any assignee of Landlord or Tenant hereby agrees to attorn to the Tenant or Landlord, respectively, as the case may be.

           9.4     Tenant Financing. Tenant shall have the absolute right from time to time during the Term hereof and without Landlord's further approval, written or otherwise, to grant and assign a mortgage or other security interest in Tenant's interest in this Lease and all of Tenant's property located on or used in connection with the Premises to Tenant's lenders in connection with Tenant's financing arrangements provided that no such mortgage or other security interest shall in any respect prevent the Landlord from pursuing each of its rights and remedies under this Lease. Landlord agrees to execute such confirmation certificates and other documents (except amendments to this Lease unless Landlord hereafter consents) as Tenant's lenders may reasonably request in connection with any such financing.

SECTION 10
DEFAULT AND REMEDIES

           10.1   Events of Default. If:

                     (a)     Tenant shall default in the due and punctual payment of the Rent, insurance premiums, impositions or any other amounts or rents due under this Lease or any part thereof, and such default shall continue for ten (10) days after notice thereof in writing to Tenant; or

                     (b)     Tenant shall default in the performance or in compliance with any of the other covenants, agreements or conditions contained in this Lease and such default shall not be cured within thirty (30) days after notice thereof in writing from Landlord to Tenant; or

                     (c)     Tenant shall file a petition in voluntary bankruptcy or under Chapter 7 or 11 of the United States Bankruptcy Code or any similar law, state or federal, whether now or hereafter existing, or an answer admitting insolvency or inability to pay its debts, or fail to obtain a vacation or stay of involuntary proceedings within ninety (90) days after the involuntary petition is filed; or

                     (d)     Tenant shall be adjudicated a bankrupt, or a trustee or receiver shall be appointed for Tenant or for all of its property or the major part thereof in any involuntary proceedings, or any court shall have taken jurisdiction of the property of Tenant or the majority part thereof in any involuntary proceeding for reorganization, dissolution, liquidation or winding up of Tenant, and such trustee or receiver shall not be discharged or such jurisdiction relinquished or vacated or stayed on appeal or otherwise within ninety (90) days;

                     (e)     Tenant shall make an assignment for the benefit of its creditors;

                     (f)     the unauthorized assignment or subletting of all or any portion of the Premises; or

                     (g)     the occurrence of uninsured material damage to the Premises due to the negligence, carelessness or willful misconduct of Tenant or a person within tenant's control.

then and in any such event referred to in clauses (a), (b), (c), (d) or (e) above Landlord shall have the remedies with respect to the Premises as set forth below.

           10.2   Landlord's Remedies Upon Default. Upon the occurrence of an Event of Default by Tenant, then Landlord shall be entitled to the following remedies:

                     (a)     Terminate this Lease by giving written notice of termination to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, then Landlord may, without prejudice to any other remedy it has for possession of the Premises or arrearages in rent or other damages, re-enter and take possession of the Premises without trespass and expel or remove Tenant and any other person occupying the Premises or any part thereof; in accordance with applicable law; or

                     (b)     Landlord may re-enter and take possession of the Premises without terminating the Lease in accordance with applicable law, and relet the Premises and apply the Rent received to the account of Tenant. In the event Landlord so re-enters and takes possession of the Premises as set forth above, Landlord agrees to use reasonable efforts to relet the Premises for a commercially reasonable rate at the time of such reletting. No reletting by Landlord is considered to be for Landlord's own account unless Landlord has notified Tenant in writing that this Lease has been terminated. In addition, no such reletting is to be considered an acceptance of Tenant's surrender of the Premises unless Landlord so notifies Tenant in writing.

                     (c)     In the event that Tenant shall be in default in the payment of Rent for ninety (90) consecutive days, Landlord shall have the right to accelerate the Rent remaining during the then existing Term (less any amounts received by Landlord in mitigation thereof), which sum shall be discounted to present value utilizing the United States Treasury Bill rate (at the date of such acceleration) having a maturity comparable to the remaining Term of the Lease to the nearest full calendar year.

                     (d)     Tenant shall be and remain liable for rent at the rate herein before reserved, and Landlord may, at its discretion, re-let the Premises at the risk of Tenant who for the residue of the term hereof and for such further time as said term shall have been extended, if at all, shall remain responsible for the rent and charges herein reserved and shall be credited with such amounts only as shall be actually realized by Landlord.

           10.3   Mitigation of Damages. In the event that a right of action by Landlord against Tenant arises under this Lease, Landlord shall attempt to mitigate damages by using commercially reasonable efforts to seek to relet the Premises.

           10.4   Landlord's Default. The failure of Landlord to perform any covenant, condition, agreement or provision contained herein within thirty (30) days after receipt by Landlord of written notice of such failure shall constitute an "Event of Default" hereunder.

SECTION 11
OTHER PROVISIONS

           11.1   Remedies to Be Cumulative. No remedy conferred upon or reserved to Landlord or Tenant shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at common law or by statute. Every power and remedy given Landlord or Tenant may be exercised from time to time and as often as occasion may arise or may be deemed expedient.

           11.2   Notices. All notices, requests, demands or other communications which may be or are required or permitted to be served or given hereunder (in this Section collectively called "Notices") shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service to Tenant or to Landlord at the address set forth below. Either party may, by Notice given as aforesaid, change its address for all subsequent Notices. Notices shall be deemed given when received in accordance herewith.

If to Landlord:	195 New Boston Street LLC Richard Mattivello 195 New Boston Street Woburn, MA	If to Tenant:	TREC, LLC 800 Hartford Turnpike Shrewsbury, MA 01545

With a copy to:	Attorney Michael J. Burkin 318 Bear HM Road, Suite 1 Waltham, MA 02451	with a copy to:	Robert Queler, Esq. 865 Providence Highway Dedham, MA 020026-6825

           11.3   Broker. Landlord and Tenant each warrant to the other that Mark St. Jean of Phoenix Corporate Services and Blue Chip Properties have been employed as a Brokers with respect to this Lease and each agrees to indemnify and hold the other harmless from any claims by any other broker or agent claiming compensation in respect of this Lease alleging an agreement by Landlord or Tenant, as the case may be. The Landlord shall be responsible for the payment at lease commencement of all commissions due for this transaction at the rate of 6% of the annual lease rate for the first year of the lease term, and 3% of the annual lease rate for the second year of the lease term.

In the event the Tenant does not purchase the property after the completion of the second year of the lease term, Landlord agrees to pay a fee to the Brokers listed above, equal to 3% of the annual lease rate for every year thereafter that the Tenant leases the Premises, until the Tenant exercises its option to purchase.

           11.4   Waiver of Jury Trial. Landlord and Tenant waive trial by jury in any action or proceeding brought by either of the parties hereto against the other or on any counterclaim in respect thereof on any matters whatsoever arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage under this Lease.

           11.5   No Partnership. Landlord shall not be construed or held to be a partner or associate of Tenant in the conduct of Tenant's business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain, during the lease term, that of Landlord and Tenant.

           11.6   Non-Waiver. No failure by Landlord or Tenant to insist upon the performance of any covenant, agreement, provision or condition of this Lease or to exercise any right or remedy, consequent upon a default hereunder, and no acceptance of full or partial rent during the continuance of any such default, shall constitute a waiver of any such default or of such covenant, agreement, provision, or condition. No waiver of any default shall affect or alter this Lease, but each and every covenant, agreement, provision and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent default hereunder.

           11.7   Gender and Number. Words of any gender used in this Lease shall be held to include another gender and words in the singular number shall be held to include the plural and words in the plural shall be held to include the singular, when the sense requires.

           11.8   Captions. The captions, titles and article, section or paragraph headings are inserted only for convenience and they are in no way to be construed as a part of this Lease or as a limitation on the scope of the particular provisions to which they refer.

           11.9   Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State in which the Premises are located.

           11.10 Successors and Assigns. The covenants, conditions and agreements in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, their respective heirs, devisees, executors, administrators, legal representatives, distnbutees, successors and assigns.

           11.11 Amendment. Any agreement hereafter made shall be ineffective to change, modify or discharge this Lease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

           11.12 Short Form Lease. The parties agree to execute a short form Memorandum of Lease in the form of Exhibit "B" attached hereto for recording containing the names of the parties, a description of the Premises, the Term of the Lease and such other provisions as the parties may deem appropriate.

           11.13 Lien. Landlord hereby waives any statutory or common law rights it may have granting Landlord a lien or the right to foreclose on any property of Tenant, including without limitation, any of Tenant's personal property and/or the tenant improvements installed in the Premises by Tenant.

           11.14 Representations and Warranties. Notwithstanding anything in this Lease to the contrary, Landlord represents and warrants to Tenant that no mortgages, deeds of trusts or liens or encumbrances of any nature presently encumber Landlord's title to the Premises except as set forth on Exhibit "C", attached hereto and incorporated herein by this reference; that none of said encumbrances shall prohibit or impede the use of the Premises as contemplated herein or create any financial obligation on the part of Tenant except as expressly set forth herein; that Landlord has the full right, power and authority to enter into this Lease and make the agreements contained herein on its part to be performed; that the execution, delivery and performance of this Lease has been duly authorized by Landlord; that the Lease constitutes the valid and binding obligation of Landlord, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors rights generally and the application of equitable principles affecting the availability of remedies in the nature of specific enforcement.

           11.15 Subordination and Attornment. This Lease shall be subordinate to any mortgage or deed of trust (now or hereafter placed upon the Premises), and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees to execute such documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, subject to the following sentence. Notwithstanding the foregoing, Tenant shall only be obligated to subordinate its leasehold interest to any mortgage, deed of trust, or ground lease now or hereafter placed upon the Premises if the holder of such mortgage or deed of trust or the Landlord under such ground lease delivers to Tenant a non-disturbance agreement substantially in accordance with the form attached hereto as Exhibit "E" (the "Non-Disturbance Agreement"). Upon the mutual execution of this Lease, Landlord shall make best efforts to deliver (subject to Landlord's lender approval) to Tenant a Non-Disturbance Agreement executed by Landlord and any present lender having a deed of trust or mortgage on the Premises.

           11.16 Hazardous Materials. Tenant shall not do anything throughout the Term of this Lease and any extension thereof that will violate any Environmental Laws (defined below). Tenant shall indemnify, defend and hold harmless Landlord, its directors, officers, employees, and agents and assignees or successors to Landlord's interest in the Premises, their directors, officers, employees, and agents from and against any and all losses, claims, suits, damages, judgments, penalties and liability including, without limitation, (i) all out-of-pocket litigation costs and reasonable attorneys' fees, (ii) all damages (including consequential damages), directly or indirectly arising out of the presence, use, generation, storage, release or threatened release or disposal of Hazardous Materials by Tenant, its agents and contractors on, under or in the Premises after the Lease Commencement Date by or due to the actions or omissions of Tenant, its agents, contractors and invitees and (iii) the cost of and the obligation to perform any required or necessary repair, clean-up, investigation, removal, remediation or abatement, and the preparation of any closure or other required plans, whether such action is required or necessary following the commencement of the initial lease term, to the full extent that such action is attributable, directly or indirectly, to the presence, use, generation, storage, release, threatened release or disposal of Hazardous Materials on, under or in the Premises due to the acts or omissions of Tenant, its agents, contractors and invitees. This indemnification obligation of Tenant does not extend to any repair, clean-up, investigation, removal, remediation or abatement of Hazardous Materials (i) which were present on, under or in the Premises before or on the Lease Commencement Date or (ii) for which Landlord is otherwise obligated to indemnify Tenant pursuant to this Paragraph 11.16.

           Landlord and Tenant shall mutually indemnify, defend and hold harmless each others directors, officers, employees, and agents, and any assignees, subtenants or successors to Tenant's interest in the Premises, their directors, officers, employees, and agents, from and against any and all losses, claims, suits, damages, judgments, penalties, and liability including, without limitation, all (i) out-of-pocket litigation costs and reasonable attorneys' fees, (ii) all damages (including consequential damages), directly or indirectly arising out of the presence, use, generation, storage, release, threatened release or disposal of Hazardous Materials on, under or in the Premises before or after the Lease Commencement Date by or due to the actions or omissions of Landlord and (iii) the cost of and the obligation to perform any required or necessary repair, clean-up, investigation, removal, remediation or abatement and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the commencement of the initial lease term, to the full extent that such action is attributable, directly or indirectly, to the presence, use, generation, storage, release, threatened release, or disposal of Hazardous Materials on, under or in the Premises due to the actions or omissions of Landlord.

           For the purpose of this Paragraph 11.16, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; judicial decisions; and any and all state, local or federal laws, rules, regulations and orders pertaining to environmental, public health or welfare matters, as the same may be amended or supplemented from time to time (collectively, the "Environmental Laws"). Any terms mentioned in this Lease which are defined in any applicable Environmental Laws shall have the meanings ascribed to such terms in such laws, provided, however, that if any such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

           The provisions of this Paragraph 11.16 shall survive the expiration or sooner termination of this Lease.

           11.17 Permitted Operations. The Tenant shall determine to its satisfaction, during its due diligence period, whether the Premises can be used for its intended purpose.

           11.18 Attorneys Fees. In the event that at any time during the Term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorney's fees and paralegal fees and disbursements incurred therein by the successful party. Such reimbursement shall include all legal expenses incurred prior to trial, at trial and at all levels of appeal and post judgment proceedings.

           11.19 Counterparts. This Lease maybe executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

SECTION 12
TENANT'S OPTION TO PURCHASE

           Tenant shall have the right to purchase the Premises at any time after the second lease year but before the end of the fifth (5) lease year upon giving notice in writing to Landlord (the "Purchase Notice") at least ninety (90) days of its intention to purchase the Premises. If Tenant exercises this Option to Purchase, then Tenant shall purchase and Landlord shall sell the Premises upon the terms and conditions set forth on the Terms for Sale and Purchase attached hereto as Exhibit "D" (the "Purchase Terms"). Upon the closing of title pursuant to the above-mentioned Purchase Terms, this Lease shall terminate and end. The purchase price for the Premises ("Purchase Price") shall be $1,810,000.00 dollars. Should the Seller be unable to provide good, clear, marketable title per Massachusetts Conveyancers Standards after receipt of Tenant's intention to exercise this option, than the rent hereunder shall abate to interest only payable per the following formula: simple interest only at the Fleet Bank prime rate as published in the Boston Globe on the amount of $1,800,000 dollars, until such time as the Landlord can convey good title. The option to purchase shall expire without notice after the expiration of the fifth year of the lease.

           IN WITNESS WHEREOF, on the day and year first above written, Landlord and Tenant have duly executed this Lease under seal as their free act and deed.

Signed, Sealed and Delivered In the Presence of: PRINT NAME OF WITNESS BELOW:	LANDLORD: 195 New Boston Street, LLC By: Print Name: Richard M. Mattivello Title: Manager

Signed, Sealed and Delivered In the Presence of: PRINT NAME OF WITNESS BELOW:	TENANT: TREC, LLC By: Print Name: Bryan T. Rich Title: Manager

Guarantor: Nations Rent, Inc. By: Print Name: Title:

EXHIBIT "A"
DESCRIPTION OF PREMISES

           The Premises to which reference is made in the foregoing and attached Lease is hereby described as all that lot, piece or parcel of land lying, being and situated in the County of Middlesex, State of Massachusetts, more particularly described as follows:

FIDUCIARY DEED

           We, Virginia M. Winn, Executrix of the Will of Francis X. Winn (See Middlesex Probate Court Docket No. 554642), and Jeanne G. Winn, Executrix of the Will of Robert M. Winn (See Middlesex Probate Court Docket No. 85P6799E) by power contained in said Wills and every other power, for consideration paid of One Million ($1,000,000.00) Dollars, grant to 195 New Boston Street LLC, a Massachusetts limited liability company with a usual place of business at 195 New Boston Street, Woburn, Massachusetts, that certain parcel of land with the building and improvements located thereon, now known as and numbered 195 New Boston Street, Woburn, Middlesex County, Massachusetts, bounded and described as follows:

Westerly by the easterly line of New Boston Street, five hundred sixty-four and 07/100 feet;
Northeasterly by lot 3 as shown an the plan hereinafter mentioned, six hundred seventy one and 08/100 feet;
Northeasterly again, four hundred ninety and 88/100 feet by land now or formerly of the Boston and Maine Railroad; and

Southerly, sixty-eight and 93/100 feet by land now or formerly of the Boston and Maine Railroad; and

Southwesterly and Southerly by land now or formerly of Stanislaw Stefanowich, six hundred seventy-one and 34/100 feet.

           Said parcel is shown as lot 21 on said plan, (Plan No. 73121).

           All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 157, Page 35, with Certificate 145815.

           The above described land is subject to easements as set forth in a grant made by the Merrimac Chemical Company to the City of Woburn, dated August 9, 1915, duly recorded in Book 4015, Page 524.

           The above described land is subject to a revocable license made by said Merrimac Chemical Company to the Boston and Maine Railroad, dated November 4, 1924, duly recorded in Book 4791, Page 466; and said land is also subject to a grant of easements in favor of the Boston and Lowell Railroad Corporation, dated September 16, 1891, duly recorded in Book 2070, Page 427

           The above described land is subject to the flow of a natural water course through the same as shown on said plan.

           The above described land is subject to the agreement set forth in Document No. 454956.

           The above described land is subject to and has the benefit of the restrictions more particularly set forth in Deed Documents Nos. 397266 and 454956.

           The above described land is subject to a Grant of Easement from Robert M. Winn, et al to the City of Woburn as set forth in Document No. 524494.

           The above described land is subject to an Order of Court approving plan No. 7312-I delineating the sewer easement as set forth in Document No. 443648 and a relocation of the brook as affected by Document No. 484448.

           By this deed, all of the remaining land described in Certificate of Title No. 126721 has been conveyed.

           For grantors' title, see Certificate of Title No. 126721 filed with the Middlesex South Registry District of the Land Court in Registration Book 763, Page 171.

           WITNESS our hands and seals this 7th day of December, 1998.

Virginia M. Winn, Executrix of the Will of Francis X. Winn

Jeanne G. Winn, Executrix of the Will of Robert M. Winn

COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.	December 7, 1998

           Then personally appeared the above-named Virginia M. Winn, Executrix as aforesaid, and acknowledged the foregoing to be her free act and deed, before me

12/7/98 APPROVED FOR REGISTRATION BY THE COURT CHIEF TITLE EXAMINER	James R. Peluso, Notary Public My Commission Expires: November 17, 2000

[MORTGAGE INSPECTION SURVEY]

EXHIBIT "J"
CONSENT, ESTOPPEL AND NON-
DISTURBANCE AGREEMENT

THIS DOCUMENT PREPARED BY
AND, UPON RECORDATION, RETURN TO:

Theresa M. McLaughlin, Esq.
Akerman, Senterfitt & Eidson, P.A.
350 East Las Olas Boulevard, Suite 1600
Fort Lauderdale, Florida 33301-4200

SPACE ABOVE THIS LINE
FOR RECORDER'S USE

CONSENT, ESTOPPEL AND NON-DISTURBANCE AGREEMENT

(Woburn, Massachusetts)

           THIS CONSENT, ESTOPPEL AND NON-DISTURBANCE AGREEMENT (this "Agreement") is made and entered into as of the       day of                , 2000, by and between 195 NEW BOSTON STREET, LLC, a Massachusetts limited liability company, the address of which is 195 New Boston Street, Woburn, Massachusetts 01888 ("Prime Landlord"), TREC, LLC, a Massachusetts limited liability company, the address of which is 217 Whitney Street, Northboro, Massachusetts 01532 ("TREC"), and NATIONSRENT USA, INC., a Delaware corporation, the address of which is 450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301 ("Tenant")

WITNESSETH:

           WHEREAS, Prime Landlord, as landlord, and TREC, as tenant, entered into a certain Lease Agreement dated August 12, 1999 (referred to herein as the "Prime Lease") pertaining to premises located at 195 New Boston Street, Woburn, Massachusetts 01888 (the "Premises") and more particularly described in the Prime Lease.

           WHEREAS, TREC and Tenant have entered into, or are about to enter into, a Sublease (the "Sublease") with respect to the Premises, a copy of which is attached hereto as Exhibit "A" and by this reference incorporated herein (the "Sublease"); and

           WHEREAS, it is the mutual desire of TREC and Tenant to: (i) obtain the consent of the Prime Landlord to the subletting of the Premises pursuant to the terms of the Sublease; (ii) assure Tenant's possession of the Premises upon the terms and conditions set forth in the Sublease, irrespective of the termination or expiration of the Prime Lease; and (iii) establish certain contractual rights, obligations and agreements among the parties relative to the Premises, the Prime Lease and the Sublease as more specifically set forth herein.

           NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

           1.       Consent. Prime Landlord hereby grants its consent to the subletting of the Premises by TREC to Tenant upon the terms and conditions of the Sublease. Further, Landlord hereby consents to the alterations and improvements to the Premises which have been undertaken and/or performed by TREC and/or Tenant.

           2.       Estoppel. Prime Landlord hereby certifies to Tenant, its successors and assigns, knowing that same will be relied upon by Tenant, its successors and assigns, as follows:

                     (a)     That the Prime Lease is currently in full force and effect, and has not been amended, modified, extended or renewed except as set forth herein, and that no defaults exist thereunder, nor has any event or circumstance occurred which, with the giving of notice or passage of time, or both, would constitute a default under the Prime Lease, nor has Prime Landlord commenced any action or sent any notice to terminate the Prime Lease.

                     (b)     A correct and complete copy of the Prime Lease (inclusive of all amendments, modifications and exhibits thereof) is attached hereto as Exhibit "B".

                     (c)     There are no past due real estate taxes against the Premises.

                     (d)     To the best of Prime Landlord's knowledge, all municipal and governmental ordinances, rules and regulations with respect to the Premises have been complied with and there are no citations or violations thereof.

                     (e)     To the best of Prime Landlord's knowledge, there are no pending or contemplated condemnation or eminent domain proceedings which affect any portion of the Premises.

                     (f)     To the best of Prime Landlord's knowledge, there is no litigation or threatened litigation involving all or any portion of Premises or with respect to the Prime Lease.

           3.       Non-Disturbance and Recognition. In the event of the termination or expiration of the Prime Lease prior to the end of the term of the Sublease (as same may have been extended by the terms thereof), and provided that Tenant is not then in default under the Sublease beyond applicable notice and the expiration of cure periods: (i) Tenant's peaceful and quiet enjoyment and possession of the Premises shall not be disturbed, nor shall the rights and entitlements of Tenant under the Sublease be affected in any manner; (ii) the Sublease shall continue in full force and effect as a direct lease with the Prime Landlord upon all the same terms and conditions thereof and in such event Tenant agrees to attorn to and recognize the Prime Landlord as the landlord under the Sublease and to pay all rents payable thereunder to the Prime Landlord; and (iii) the rights and obligations of Tenant and the Prime Landlord, as to each other, shall be identical to those between the landlord and tenant, respectively, under the Sublease, as amended by this Agreement.

           4.       Default by TlREC. In any instance in which Prime Landlord gives notice to TREC alleging default by TREC in the performance of any covenant or obligation under the Prime Lease, Prime Landlord shall also simultaneously give a copy of such notice to Tenant and Tenant shall have the right, but not the obligation, to cure or remedy such default of TREC during the same time period that is permitted to TREC for the remedying or curing of such default or within ten (10) days after the expiration of such time period and Prime Landlord shall accept such cure or remedial action taken by Tenant with the same effect as if such action had been taken by TREC.

           5.       Default of Prime Landlord. In the event of any default by Prime Landlord, Tenant shall have the same right as TREC to give notice of such default to Prime Landlord and to pursue any remedy available to TREC under the terms of the Prime Lease with or without the joinder of TREC. Tenant agrees to give notice of any such default to TREC and TREC shall have the right, but not the obligation, to cure such default.

           6.       Purchase Agreement. Pursuant to a Standard Form Purchase and Sale Agreement dated August 12, 1999, executed by Prime Landlord and TREC (the "Purchase Agreement"), a copy of which is attached hereto as Exhibit "C", TREC has the option to purchase the Premises. Pursuant to Section 12 of the Prime Lease, TREC is to close on the acquisition of the Premises upon ninety (90) days prior written notice to Prime Landlord at any time after December 7, 2001, but before December 7, 2004. TREC agrees that it shall simultaneously provide to Tenant a copy of the written notice of closing given to Prime Landlord. Prime Landlord, TREC and Tenant hereby agree that, in the event that TREC has not closed on the acquisition of the Premises prior to December 7, 2002, then, at Tenant's option and upon written notice from Tenant to TREC and Prime Landlord, Tenant shall have the right, but not the obligation, to purchase the Premises in accordance with the terms of the Purchase Agreement, as modified by Section 12 of the Prime Lease. In furtherance of the foregoing, TREC hereby assigns, transfers and sets over to Tenant all of TREC's right, title and interest under the Purchase Agreement, as modified by Section 12 of the Prime Lease, including any deposits or other amounts paid by TREC pursuant to the Purchase Agreement and/or the Prime Lease which are to be applied toward the purchase price of the Premises. Such assignment shall be operative upon written notice from Tenant to TREC and Prime Landlord without the requirement of execution by TREC of any further assignment or agreement and Tenant shall thereafter be entitled to exercise all of TREC's rights under the Purchase Agreement, as modified by Section 12 of the Prime Lease, as if Tenant was the original purchaser thereunder. In the event that Tenant purchases the Premises, then this Lease shall terminate and be of no further force or effect except for such indemnities that specifically survive the termination or expiration of this Lease. Prime Landlord and TREC agree that they shall not amend, modify or terminate the Purchase Agreement or the Prime Lease without the prior written consent of Tenant. Tenant shall not be liable for any default by TREC under the terms and conditions of the Purchase Agreement, as modified by Section 12 of the Prime Lease, and TREC hereby indemnifies and holds Tenant harmless in connection therewith. Moreover, Tenant shall have no liability or obligation arising from or in connection with this assignment of the Purchase Agreement, as modified by Section 12 of the Prime Lease, unless Tenant shall assume the obligations of TREC thereunder. Further, Prime Landlord hereby agrees that, upon receipt of written notice from Tenant, Prime Landlord shall recognize Tenant as purchaser under the Purchase Agreement, as modified by Section 12 of the Prime Lease, and consummate the sale of the Premises to Tenant upon the terms set forth in the Purchase Agreement, as modified by Section 12 of the Prime Lease, whereupon the Prime Lease shall terminate and be of no further force or effect.

           In connection with this Paragraph and knowing that same will be relied upon by Tenant, its successors and assigns, Prime Landlord and TREC hereby represent and warrant to Tenant as follows:

                     (a)     The Lease Commencement Date of the Prime Lease is December 7, 1999 and the first lease year under the Prime Lease commenced on that date.

           (b)     The second sentence of Section 12 of the Prime Lease is hereby corrected, amended and restated to read as follows:

"If Tenant exercises this option to purchase, then Tenant shall purchase and Landlord shall sell the Premises upon the terms and conditions set forth in that Standard Form Purchase and Sale Agreement dated August 12, 1999, executed by Landlord and Tenant (the "Purchase Terms")."

                     (c)     The provisions of Section 12 of the Prime Lease, as corrected, amended and restated as set forth in Subparagraph 6(b) above, supersede and replace any contradictory or inconsistent provisions of the Purchase Agreement.

           7.       Memorandum of Sublease. Notwithstanding anything to the contrary contained in the Prime Lease or the Sublease, Tenant shall be permitted to record a Memorandum of Lease pertaining to the Sublease and this Agreement in the public records wherein the Premises are located, at Tenant's sole cost and expense.

           8.       Waiver of Lien Rights. Prime Landlord acknowledges and agrees that all personal property, fixtures, equipment and machinery (other than the base building) attached to or located in all or any part of the Premises from time to time during the term of the Sublease (including any extensions) shall belong to Tenant, may be used by Tenant and Tenant's designees, free of charge, and shall at all times be deemed the property of Tenant. Accordingly, Prime Landlord expressly waives any and all applicable statutory, common law and contractual lien rights and security interests in any such personal property, fixtures, equipment and machinery (other than the base building) attached to or located in all or any part of the Premises.

           9.       Notices. All notices, requests, demands or other communications which may be or are required or permitted to be served or given hereunder (in this Section collectively called "Notices") shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service to Prime Landlord, Landlord or Tenant at the address set forth below. Any party may, by Notice given as aforesaid, change its address for all subsequent Notices. Notices shall be deemed given when received in accordance herewith.

If to Prime Landlord:	195 New Boston Street, LLC 5 Cyrus Circle Peabody, Massachusetts 01960 Attn: Richard Mattivello

With a copy to:	Michael J. Burkin, Esq. 318 Bear Hill Road, Suite 1 Waltham, Massachusetts 02451

If to Landlord:	TREC, LLC 217 Whitney Street Northboro, Massachusetts 01532 Attn: Bryan T. Rich

with a copy to:	M. Robert Queler, Esq. 865 Providence Highway Dedham, Massachusetts 02026

If to Tenant:	NationsRent USA, Inc. 200 East Broward Boulevard, 21st Floor Fort Lauderdale, Florida 33301 Attn: Jorge L. Martin, Vice President of Real Estate and Construction

with a copy to:	NationsRent, Inc. 450 East Las Olas Boulevard, Suite 1400 Fort Lauderdale, Florida 33301 Attn: Joseph H. Izhakoff, Esq.

with a copy to:	Akerman, Senterfitt & Eidson, P.A. 350 East Las Olas Boulevard, Suite 1600 Fort Lauderdale, Florida 33301-4200 Attn: Theresa M. McLaughlin, Esq.

           10.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and sublessees.

           11.     Modifications. This Agreement may not be amended, modified or terminated except by agreement in writing duly executed by all of the parties hereto.

           12.     No Merger. No union of the interests of Prime Landlord and Tenant shall result in a merger of the Sublease or the fee and leasehold interests in all or any portion of the Premises or Additional Premises.

           13.     Attorney's Fees. In connection with any litigation concerning this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys' fees and expenses incurred by said party through and including all appellate and bankruptcy proceedings.

           14.     Governing Law. This Agreement shall be governed in accordance with the laws of the state where the Premises is located.

           15.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall constitute but one and the same instrument.

           16.     Capitalized Terms. Except as otherwise set forth herein, all initially capitalized terms shall have the same meaning as set forth in the Sublease.

[Signature Pages Follow]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

WITNESSES: PRINT NAME: PRINT NAME:	TENANT: NATIONSRENT USA, INC., a Delaware corporation By: Name: Title:

STATE OF FLORIDA                   )
                                                        ) ss:
COUNTY OF BROWARD            )

           The foregoing instrument was acknowledged before me this       day of                , 2000 by                                                        as                                             of NATIONSRENT USA, INC., a Delaware corporation, on behalf of said corporation. He/she is personally known to me or has produced                                             (type of identification) as identification.

NOTARY PUBLIC Print Name Commission No.: My Commission Expires:

WITNESSES: PRINT NAME: PRINT NAME:	TREC, LLC, a Massachusetts limited liability company By: Bryan T. Rich, Manager

STATE OF                                     )
                                                        ) ss:
COUNTY OF                                 )

           The foregoing instrument was acknowledged before me this       day of                , 2000 by Bryan T. Rich, as Manager of TREC, LLC, a Massachusetts limited liability company, on behalf of said company. He is personally known to me or has produced                                             (type of identification) as identification.

NOTARY PUBLIC Print Name Commission No.: My Commission Expires:

WITNESSES: PRINT NAME: PRINT NAME:	PRIME LANDLORD: 195 NEW BOSTON, LLC, a Massachusetts limited liability company By: Name: Title:

STATE OF                                     )
                                                        ) ss:
COUNTY OF                                 )

           The foregoing instrument was acknowledged before me this       day of                , 2000 by                                                       , as                                             of 195 NEW BOSTON, LLC, a Massachusetts limited liability company, on behalf of the company. He/she is personally known to me or has produced                                             (type of identification) as identification.

NOTARY PUBLIC Print Name Commission No.: My Commission Expires:

EXHIBIT "A"

COPY OF SUBLEASE AGREEMENT

EXHIBIT "B"

COPY OF PRIME LEASE

EXHIBIT "C"

COPY OF PURCHASE AGREEMENT

EXHIBIT "K"
COPY OF PURCHASE AGREEMENT

STANDARD FORM PURCHASE AND SALE AGREEMENT	From the Office of: Michael J. Burkin, Esq. 318 Bear Hill Rd., Suite 1 Waltham, MA 02451 781.895.9562 (f) 890.5877

This 12th day of August 1999

1. 2.	PARTIES AND MAILING ADDRESSES (fill in) DESCRIPTION (fill in and include title reference)	Richard Mattivello as Manager of 195 New Boston Street, LLC of 195 New Boston Street, Woburn, MA hereinafter called the SELLER, agrees to SELL and TREC, LLC of 800 Hartford Turnpike, Shrewsbury, MA 01545

hereinafter called the BUYER or PURCHASER, agrees to BUY, upon the terms hereinafter set forth, the following described premises: the land and buildings thereon known as 195 New Boston Street, Woburn, MA containing approximately _____ acres, and 31,000 sf of useable warehouse/office space, as more particularly described in Certificate of Title 126721 at the Middlesex South Registry of Deeds in the Land Court Registration Book 763, Page 171.

3.	BUILDINGS, STRUCTURES, IMPROVEMENTS, FIXTURES (fill in or delete)	Included In the sale as a part of said premises are the buildings, structures, and improvements now thereon, and the fixtures belonging to the SELLER and used in connection therewith including, if any, all wall-to-wail carpeting, drapery nods, automatic garage door openers, venetian blinds, window shades, screens, screen doors, storm windows and doors, awnings, shutters, furnaces, heaters, heating equipment, stoves, ranges, oil and gas burners and fixtures appurtenant thereto, hot water heaters, plumbing and bathroom fixtures, garbage disposers, electric and other lighting fixtures, mantels, outside television antennas, fences, gates, trees, shrubs, plants, and, ONLY IF BUILT IN, refrigerators, air conditioning equipment, ventilators, dishwashers, washing machines and dryers; and

but excluding

4.	TITLE DEED
(fill in)
Include here by specific reference any restrictions, easements, rights end obligations in party walls not included in (b), leases, municipal and other liens, other encumbrances, and make provision to protect SELLER against BUYER's breech of SELLER's covenants in leases, where necessary.	Said premises are to be conveyed by a good and sufficient quitclaim deed running to the BUYER, or to the nominee designated by the BUYER by written notice to the SELLER at least seven 7 days before the deed is to be delivered as herein provided, and said deed shall convey a good and clear record and marketable title thereto, free from encumbrances, except

(a)	Provisions of existing building and zoning laws;
(b)	Existing rights and obligations in party walls which are not the subject of written agreement;
(c)	Such taxes for the then current year as are not due and payable on the date of the delivery of such deed:
(d)	Any liens for municipal betterments assessed after the data of this agreement;
(e)	Easements, restrictions and reservations of record, if any, so long as the same do not prohibit or materially interfere with the current use of said premises; as a warehouse facility
*(f)
5.	PLANS	If said deed refers to a plan necessary to be recorded therewith the SELLER shall deliver such plan with the deed in form adequate for recording or registration.

6.	REGISTERED TITLE	In addition to the foregoing, if the title to said premises is registered, said deed shall be in form sufficient to entitle the BUYER in a Certificates of Title of said premises, and the SELLER shall deliver with said deed all instruments, if any, necessary to enable the BUYER to obtain such Certificate of Title.

7.	PURCHASE PRICE (fill in); space is allowed to write out the amounts if desired	The agreed purchase price for said premises is ONE MILLION, EIGHT HUNDRED TEN ($1,810,000.00) THOUSAND dollars, of which
$      1,000.00 have been paid as a deposit this day and
$
$     1,809,000.00 are to be paid at the time of delivery of the deed in cash, or by certified, cashiers, treasurer's or bank check(s).

$

__________________________
$ 1,810,000.00 TOTAL

All rights reserved. This form may not be copied or reproduced in whole or in part in any manner without the prior express written consent of the Greater Boston Real Estate Board.

8.	TIME FOR PERFORMANCE; DELIVERY OF DEED (fill in)	Such deed is to be delivered at * o'clock A. M. on the _____________ day of______, at the Middlesex Registry of Deeds, unless otherwise agreed upon in writing. It is agreed that time is of the essence of this agreement. See Paragraph 33 of Rider A attached hereto.

9.	POSSESSION AND CONDITION OF PREMISE (attach a list of exceptions, if any)	Full possession of said premises * all tenants and occupants, except as herein provided, is to be delivered at the time of the delivery of the deed, said premises to be then (a) in the same condition as they now are, reasonable use and wear thereof excepted, and (b) not in violation of said building and zoning laws, and (c) in compliance with provisions of any instrument referred to in clause 4 hereof. The BUYER shall be entitled to personally enter said premises prior to the delivery of the deed in order to determine whether the condition thereof complies with the terms of this clause.
*subject to (specifically a lease to TREC, LLC.)

10.	EXTENSION TO PERFECT TITLE OR MAKE PREMISES CONFORM (Change period of time if desired).	If the SELLER shall be unable to give title or to make conveyance, or to deliver possession of the premises, all as herein stipulated, or if at the time of the delivery of the deed the premises do not conform with the provisions hereof, then any payments made under this agreement shall be forthwith refunded and all other obligations of the parties hereto shall cease and this agreement shall be void without recourse to the parties hereto, unless the SELLER shall use reasonable efforts to remove any defects in title, or to deliver possession as provided herein, or to make the said premises conform to the provisions hereof, as the case may be, in which event the SELLER shall give written notice thereof to the BUYER at or before the time for performance hereunder, and thereupon the time for performance hereof shall be extended for a period of thirty (30) days. Seller's obligation to clear title shall be limited to $5,000.

11.	FAILURE TO PERFECT TITLE OR MAKE PREMISES CONFORM, etc.	If at the expiration of the extended time the SELLER shall have failed so to remove any defects in title, deliver possession, or make the premises conform, as the case may be, all as herein agreed, or if at any time during the period of this agreement or any extension thereof, the holder of a mortgage on said premises shall refuse to permit the insurance proceeds, if any, to be used for such purposes, then any payments made under this agreement shelf be forthwith refunded and all other obligations of the parties hereto shall cease and this agreement shall be void without recourse to the parties hereto.

12.	BUYER's ELECTION TO ACCEPT TITLE	The BUYER shall have the election, at either the original or any extended time for performance, to accept such title as the SELLER con deliver to the said premises in their then condition and to pay therefore the purchase price without deduction, in which case the SELLER shall corrvey such title, except that in the event of such conveyance in accord with the provisions of this clause, if the said premises shall have been damaged by fire or casualty insured against, then the SELLER shall, unless the SELLER has previously restored the premises to their former condition, either

(a)	pay over or assign to the BUYER, on delivery of the deed, all amounts recovered or recoverable on account of such insurance, less any amounts reasonably expended by the SELLER for any partial restoration, or
(b)	if a holder of a mortgage on said premises shall not permit the insurance proceeds or a part thereof to be used to restore the said premises to their former condition or to be so paid over or assigned, give to the BUYER a credit against the purchase price, on delivery of the deed, equal to said amounts so recovered or recoverable and retained by the holder of the said mortgage less any amounts reasonably expended by the SELLER for any partial restoration.
13.	ACCEPTANCE OF DEED	The acceptance of a deed by the BUYER or his norninee as the case may be, shall be deemed to be a full performance and discharge of every agreement and obligation herein contained or expressed, except such as are, by the terms hereof, to be performed after the delivery of said deed.

14.	USE OF MONEY TO CLEAR TITLE	To enable the SELLER to make conveyance as herein provided, the SELLER may, at the time of delivery of the deed, use the purchase money or any portion thereof to dear the title of any or all encumbrances or interests, provided that all instruments so procured are recorded simultaneously with the delivery of said deed.

15.	INSURANCE *Insert amount (list additional types of insurance and amounts as agreed)	Until the delivery of the deed, the SELLER shall maintain insurance on said premises as follows: Type of Insurance Amount of Coverage (a) Fire and Extended Coverage * $ as presently insured (b)

16.	ADJUSTMENTS (list operating expenses, if any, or attach schedule)	Collected rents, mortgage interest, water and sewer use charges, operating expenses (if any) according to the schedule attached hereto or set forth below, taxes for the then current fiscal year, shall be apportioned and fuel value shall be adjusted, as of the day of performance of this agreement and the net amount thereof shall be added to or deducted from, as the case mary be, the purchase price payable by the BUYER at the time of delivery of the deed. Uncollected rents for the current rental period shall be apportioned if and when collected by either party.

17.	ADJUSTMENT OF UNASSESSED AND ABATED TAXES	If the amount of said taxes is not known at the time of the delivery of the deed, they shall be apportioned on the basis of the taxes assessed for the preceding fiscal year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and, if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless herein otherwise agreed.

18.	BROKER's FEE (fill in fee with dollar amount or percentage; also name of Brokerage firm(s))	A Brokers fee for professional services of Five (5%) percent of the purchase is due from the SELLER to price or $90,500 to split equally between Mark St. Jean of Phoenix Corporate Services, LLP and Blue Chip Properties.

19.	BROKER(S) WARRANTY (fill in name)	The Broker(s) named herein Mark St. Jean and Blue Chip Properties warrant(s) that the Broker(s) is(are) duly licensed as such by the Commonwealth of Massachusetts.

20.	DEPOSIT (fill in name)	All deposits made hereunder shall be held in escrow by Attorney Michael J. Burkin as escrow agent subject to the terms of this agreement and shall be duly accounted for at the time for performance of this agreement. In the event of any disagreement between the parties, the escrow agent may retain all deposits made under this agreement pending instructions mutually given by the SELLER and the BUYER.

21.	BUYER's DEFAULT; DAMAGES	If the BUYER shall fail to fulfill the BUYER's agreements herein, all deposits made hereunder by the BUYER shall be retained by the SELLER as liquidated damages. This shall be the Seller's sale remedy at law and equity.

22.	RELEASE BY HUSBAND OR WIFE	The SELLER's spouse hereby agrees to join in said deed and to release and convey all statutory and other rights and interests in said premises.

23.	BROKER AS PARTY	The Broker(s) named herein join(s) in this agreement and become(s) a party hereto, insofar as any provisions of this agreement expressly apply to the Broker(s), and to any amendments or modifications of such provisions to which the Broker(s) agree(s) in writing.

24.	LIABILITY OF TRUSTEE, SHAREHOLDER, BENEFICIARY, etc.	If the SELLER or BUYER executes this agreement in a representative or fiduciary capacity, only the principal or the estate represented shall be bound, and neither the SELLER or BUYER so executing, nor any shareholder or beneficiary of any trust, shall be personally liable for any obligation, express or implied, hereunder.

25.	WARRANTIES AND REPRESENTA- TIONS (fill in); If none, state "none"; if any listed, indicate by whom each war- ranty or repres- entation was made	The BUYER acknowledges that the BUYER has not been influenced to enter into this transaction nor has he relied upon any warranties or representations not set forth or incorporated in this agreement or previously made in writing, except for the following additional warranties and representations, if any, made by either the SELLER or the Broker(s): None.

26.	MORTGAGE CONTINGENCY CLAUSE (omit if not provided for in Offer to Purchase)	In order to help fiance the acquisition of said premises, the BUYER shall apply for a conventional bank or other Institutional mortgage loan of $ N/A at prevailing rates, terms and condtions. If despite the BUYER's diligent efforts a commitment for such loan cannot be obtained on or before N/A, 19__ the BUYER may terminate this agreement by written notice to the SELLER and/or the Broker(s), as agent(s) for the SELLER, prior to the expiration of such time, whereupon any payments made under this agreement shall be forthwith refunded and all other obligations of the parties hereto shall cease and this agreement shall be void without recourse to the parties hereto. In no event will the BUYER be deemed to have used diligent efforts to obtain such commitment unless the BUYER submits a complete mortgage loan application conforming to the foregoing provisions on or before N/A, 19__.

27.	CONSTRUCTION OF AGREEMENT	This instrument, executed in multiple counterparts, is to be construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire contract between the parties, is binding upon and enures to the benefit of the parties hereto and their respective heirs, devisees, executors, administrators, successors and assigns, and may be cancelled, modified or amended only by a written instrument executed by both the SELLER and the BUYER. If two or more persons are named herein as BUYER their obligations hereunder shall be joint and several. The captions and marginal notes are used only as a matter of convenience and are not to be considered a part of this agreement or to be used in determining the intent of the parties to it.

28.	LEAD PAINT LAW	The parties acknowledge that, under Massachusetts law, whenever a child or children under six years of age resides in any residential premises in which any paint, plaster or other accessible material contains dangerous levels of lead, the owner of said premises must remove or cover said paint, plaster or other material so as to make it inaccessible to children under six years of age.

29.	SMOKE DETECTORS	The SELLER shall, at the time of the delivery of the deed, deliver a certificate from the fire department of the city or town in which said premises are located stating that said premises have been equipped with approved smoke detectors in conformity with applicable law.

30.	ADDITIONAL PROVISIONS	The initialed riders, if any, attached hereto, are incorporated herein by reference. Legal Description Mortgage Survey Rider "A"

FOR RESIDENTIAL PROPERTY CONSTRUCTED PRIOR TO 1978, BUYER MUST ALSO HAVE SIGNED
LEAD PAINT "PROPERTY TRANSFER NOTIFICATION CERTIFICATION"

NOTICE This is a legal document that creates binding obligations. If not understood, consult an attorney.

SELLER (or spouse) 195 New Boston Street, LLC's tax Id is: BUYER TREC, LLC Tax ID. # is as follows:	SELLER Richard Mattivello, Manager 195 New Boston Street, LLC BUYER TREC, LLC by Brian Rich, Manager

Broker(s)

EXTENSION OF TIME FOR PERFORMANCE

Date ___________________

          The time for the performance of the foregoing agreement is extended until ____ o'clock ____M on the _________ day of ___________ 19__, time still being of the essence of this agreement as extended. In all other respects, this agreement is hereby ratified and confirmed.

          This extension, executed in multiple counterparts, is intended to take effect as a sealed instrument.

SELLER (or spouse) BUYER	SELLER BUYER

Broker(s)

RIDER "A"

ATTACHED TO AND FORMING A
PART OF PURCHASE AND SALE AGREEMENT BY
AND BETWEEN THE
195 NEW BOSTON STREET, LLC, AS SELLER, AND
NATIONS RENT, INC., AS BUYER DATED JULY, 1999

31.	Permits for Buyers Use. This Agreement is subject to and conditioned upon Buyer, at Buyer's sole cost and expense, obtaining all permits and approvals (collectively "Permits") from the appropriate local governmental authorities having jurisdiction in the City of Woburn in order to use rehabilitate and/or construct a 31,000 square foot warehouse/distribution facility on the within described premises. It is agreed that the Buyer shall until September 30th, 1999 to obtain a building permit and/or special permits/variances from the Planning Board and Zoning Board of Appeals, approval from the Board of Health and Conservation Commission (the "Permit Period"). Buyer shall use all due diligence to consummate the permitting of the site.

In the event that Buyer is not able to obtain all the Permits referenced above, then Buyer shall immediately notify the Seller in writing, prior to September 30, 1999 and this Agreement shall be deemed cancelled and terminated without recourse, whereby all deposits made hereunder shall be returned to Buyer.

32.	The Buyer acknowledges that the Seller may choose to engage in a 1031 tax-free exchange in order to convey the subject property. The Buyer agrees to cooperate in this process by executing whatever documents are required by the Seller in order to properly consummate an exchange, and Seller agrees to pay any additional costs relating to said exchange.

33.	Time for Performance: The Buyer agrees herein to close on the acquisition of the site, upon ten (10) day written notice to the Seller, any business day after the two year anniversary, but before the five (5) year anniversary of the execution of this Agreement. If the Time For Performance is scheduled for a Saturday, Sunday or holiday, then the Time For Performance shall be the next business day the Middlesex Registry of Deeds is open for business.

34.	Environment/Structural Site Assessment. It is acknowledged that the Buyer has performed a review of all previous site inspections/studies conducted on the site. Seller has supplied to the Buyer any and all environmental reports (including ROA issued by the Mass. Dept. of Envirn. Protection), studies, notifications etc... that it has received from any source. The Buyer shall have until July 30th, 1999 to review all previous environmental materials for the property. If Buyer is not satisfied with these prior reports and investigations, then Buyer shall have until July 30th, 1999, the right and option to cancel and terminate this Agreement without recourse to either party, provided Buyer delivers to Seller written notice of the exercise of its option to cancel and terminate.

Should the Buyer execute a contract with a Massachusetts Licensed Site Professional to conduct additional testing on the Property before July 30th, 1999, and sends written confirmation and copies of the same to the Seller prior to July 30th, 1999, then this contingency shall be extended to September 30, 1999 to perform said additional testing at the Buyer's sole cost and expense. If Buyer is not satisfied with the results of its additional reports and investigations, and notifies the Seller prior to September 30th, 1999, it may exercise its right and option to cancel and terminate this Agreement without recourse to either party, provided Buyer has delivered to Seller written notice of the exercise of its option to cancel and terminate. If Buyer does deliver notice of the exercise of its right and option to cancel and terminate, as aforesaid, then this Agreement shall be deemed cancelled and terminated and all deposits made hereunder shall be returned to Buyer unless Seller in its sole discretion notifies Buyer in writing within ten (10) days of Seller's decision at Seller's sole cost and expense to correct any environmental issues noted in the Buyer's notification before the Time For Performance, in which event this Agreement shall remain in full force and effect.

35.	Premises In "As-Is" Condition. Except only as herein specifically set forth, Buyer agrees to accept the within described premises in its "as is" condition at the execution of this Agreement. It is specifically agreed, that since the purchase of the property shall be delayed from anywhere between two and five years from the date hereof, that any changes in the condition of the Building, whatsoever, shall not be assessed against the Seller and/or the purchase price in anyway.

Consistent with the foregoing, Seller agrees to use Seller's best efforts to prevent changes to the premises, excluding matters beyond Seller's reasonable control and excluding any changes caused by Buyer or Buyer’s agents, independent contractors or the like; therefore, Buyer shall be deemed to be satisfied with the condition of the within described premises without any modifications or improvements required to be made by Seller.

36.	No Broker Except As Shown. Buyer warrants and represents to Seller and Seller warrants and represents to Buyer that neither party has dealt with any broker or finder in connection with the purchase and sale of the premises or in connection with this Agreement which would give rise to any claim(s) for a real estate commission due as a result thereof. It is agreed that the party breaching the foregoing representation or warranty shall be deemed liable for any and all such commissions and any other related cost thereof. The provisions of this paragraph shall survive the closing.

37.	Access By Buyer. Buyer and Buyer's agents shall have limited access to the within described premises upon verbal notice 24 hours prior to said inspections for the purpose of making surveys, studies and soil tests provided that prior to such entry Buyer provides to Seller evidence of (i) liability insurance coverage naming Seller as an additional insured in such amounts to adequately protect Seller and with companies authorized to do business in Massachusetts and (ii) workman's compensation insurance covering any and all employees of Buyer or Buyer's agents or independent contractors. Consistent with the foregoing, Buyer (i) shall restore the within described premises to the same approximate condition as existed immediately prior to said surveys, studies, soil and percolation tests and the like and (ii) shall not change the topography of said premises without the prior written permission of the Seller. All the foregoing shall be at the sole cost and expense of Buyer, and the Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all claims and demands of all persons for damage to persons or property arising out of or in connection with the surveys, studies, soil and percolation tests and the like conducted by Buyer.

38.	Miscellaneous Mortgagee's Documents. The Seller agrees to execute and deliver at the time of closing such customary forms as may be required by the Buyer's Mortgagee or title company.

39.	Municipal Assessments. The Seller, as the case may be, shall pay and discharge at or before closing any assessment of any public or taxing authority which affects or is a lien upon the premises; this applies to but is not limited to assessments as to which the installment method of payment applies.

40.	Seller's Representation. The Seller represents, covenants and warrants and agrees with the Buyer as follows;

A.	Seller has the legal right, power and authority to enter into this Agreement, and perform all of Seller's obligations hereunder;

B.	Seller has not commenced nor has the Seller received notice of the commencement of any proceeding which would affect the present zoning classification of the Premises.

C.	No work has been done to the premises which could give rise to any liens under MGL Chapter 254, and there are no outstanding contracts in effect for such work.

D.	There is to the best of Seller's knowledge and belief, no suit or notice of suit, order or decree, claim, writ, injunction or judgment relating to material violations of any laws, ordinances, codes regulations or other requirements with respect to the premises by governmental authorities having jurisdiction, or from any private party.

E.	To the best of Seller's knowledge and belief, hazardous waste has never been generated, treated, stored, released, discarded or disposed of by the Seller on the within described premises; excluding any UST's previously removed from the site by a previous Owner.

41.	Buyer's Representation. The Buyer represents, covenants and warrants and agrees with Seller that Buyer has the legal right, power and authority to enter into this Agreement and perform all of Buyer's obligations hereunder.

42.	Massachusetts Conveyancer's Association Standards/Tide Conformity. Any title or practice matter arising or relating to this Agreement which is the subject of a title or practice standard of the Mass. Conveyancer's Association at the time for the delivery of the deed contemplated hereunder shall be governed by such title or practice standard, as the case may be to the extent applicable.

It is understood and agreed by the parties that the premises shall not be in conformity with the title provisions of this Agreement unless:

(a)     All buildings, structures and improvements, including but limited to, any driveways, garages and cesspools and all means of access to the premises, shall be located and completely within the boundary lines of the premises and shall not encroach upon or under the property of any other person or entity, except pursuant to a validly recorded, indefeasible easement.

(b)     structures and improvements, of any kind belonging to any other person or entity shall encroach upon or under the premises;

(c)      The premises shall abut a public way, duly laid out or accepted as such by the city or town in which the premises are located or have an indefeasible legal access to same; and,

(d) Title to the premises is insurable at ordinary rates, for the benefit of the buyer in a fee owners policy in the American Land Title Association form currently in use subject only to standard printed exceptions.

43.	Notice. Unless otherwise specified herein, any notice to be given hereunder shall be in writing and signed by the party or the party's attorney and shall be deemed to have been given (a) when delivered by hand, or by a nationally recognized delivery company, or (b) when mailed by registered or certified mail, return receipt requested, all charges prepaid, addressed, or (c) by facsimile upon sending:

In the case of Buyer to:  Brian Rich, Manager, TREC, LLC 800 Hartford Turnpike, Shrewsbury, MA 01545

With a copy to Buyer's Attorney: Robert Queler, 865 Providence Highway, Dedham, MA 02026-6825.

In the case of Seller to:

Richard Mattivello, Manager
195 New Boston Street, LLC
195 New Boston Street
Woburn, MA 01888

with a copy to Seller's Attorney

Michael J. Burkin, Esquire
318 Bear Hill Road, Suite 1
Waltham, MA 02154
781-895-9562
(f)781-890-5877

By such notice, either party or such party's attorney may notify the other of a new address, in which case such new address shall be employed for all subsequent deliveries and mailings.

Buyer ____________________________ Buyer ____________________________	Seller__________________ Seller__________________